UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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St. Jude Medical, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2008 Annual Meeting and
Proxy Statement

ST. JUDE MEDICAL, INC.

One Lillehei Plaza St. Paul, Minnesota 55117

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	9:30 a.m. central time Friday, May 9, 2008

PLACE	Minnesota History Center 345 Kellogg Boulevard West St. Paul, Minnesota 55102

ITEMS OF BUSINESS	(1)	To elect four members of our Board of Directors, for terms ending in 2011.

(2)

To approve certain amendments to the St. Jude Medical, Inc. 2007 Stock Incentive Plan, including an increase in the number of shares authorized for issuance under the plan from 5,000,000 to 25,000,000.

	(3)	To approve an amendment to the articles of incorporation of St. Jude Medical, Inc. to implement a majority voting standard for directors in uncontested elections.

	(4)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008.

	(5)	To transact such other business as may properly come before the meeting.

RECORD DATE	Holders of St. Jude Medical, Inc. common stock of record at the close of business on March 12, 2008 are entitled to notice of and to vote at the meeting.

PROXY VOTING

It is important that your shares be represented at the meeting, regardless of the number of shares you hold. PLEASE VOTE AS SOON AS POSSIBLE BY MAIL, PHONE OR INTERNET. Instructions on voting your shares are on the Notice of Internet Availability of Proxy Materials you received for the annual meeting. If you received paper copies of our proxy materials, instructions on the three different ways to vote your shares are found on the enclosed proxy form. You should vote by proxy even if you plan to attend the meeting. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Pamela S. Krop Vice President, General Counsel & Secretary
March 25, 2008

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OPTION EXERCISES	36
NONQUALIFIED DEFERRED COMPENSATION	37
EMPLOYMENT AGREEMENTS	37
CHANGE OF CONTROL AGREEMENTS	37
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	38
INDEMNIFICATION AGREEMENTS	39
PROPOSAL TO APPROVE CERTAIN AMENDMENTS TO THE ST. JUDE MEDICAL, INC. 2007 STOCK INCENTIVE PLAN	40
BACKGROUND	40
REASONS FOR APPROVAL	40
ADMINISTRATION	41
ELIGIBLE PARTICIPANTS	41
SHARES AVAILABLE FOR AWARDS	41
TYPES OF AWARDS AND TERMS AND CONDITIONS	42
ACCOUNTING FOR AWARDS	44
DURATION, TERMINATION AND AMENDMENT	44
PROHIBITION ON REPRICING AWARDS	45
TRANSFERABILITY OF AWARDS	45
FEDERAL INCOME TAX CONSEQUENCES	45
HISTORICAL AWARDS UNDER THE 2007 STOCK PLAN	47
NEW PLAN BENEFITS	48
EQUITY COMPENSATION PLAN INFORMATION	49
PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION OF ST. JUDE MEDICAL, INC. TO IMPLEMENT A MAJORITY VOTING STANDARD FOR DIRECTORS IN UNCONTESTED ELECTIONS	51
BACKGROUND	51
THE PROPOSED AMENDMENT	51
REASONS FOR APPROVAL	51
EFFECT ON THE DIRECTOR RESIGNATION POLICY	52
EFFECTIVE TIME	52
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	53
AUDIT AND OTHER FEES	53
PRE-APPROVAL POLICY FOR AUDIT AND PERMISSIBLE NON-AUDIT SERVICES	54
RATIFICATION OF APPOINTMENT	54
SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING	55
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K	55
OTHER MATTERS	55
APPENDIX A – 2007 STOCK INCENTIVE PLAN, AS AMENDED
APPENDIX B – AMENDMENT TO ARTICLES OF INCORPORATION

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St. Jude Medical, Inc.
One Lillehei Plaza
St. Paul, MN 55117

Proxy Statement for Annual Meeting of Shareholders to be held on May 9, 2008

GENERAL INFORMATION ABOUT THE MEETING

          We are providing these proxy materials in connection with the solicitation by the Board of Directors of St. Jude Medical, Inc. (“St. Jude Medical,” the “Company,” “we” or “us”) of proxies to be voted at our 2008 Annual Meeting of Shareholders and at any meeting following adjournment thereof.

          You are cordially invited to attend the annual meeting on May 9, 2008, beginning at 9:30 a.m. central time. The meeting will be held at the Minnesota History Center, 345 Kellogg Boulevard West, St. Paul, Minnesota. The location is accessible to handicapped persons.

          Pursuant to new rules recently adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2007 Annual Report on-line. Shareholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless they request to receive one.

          Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 9, 2008: This Proxy Statement and Our 2007 Annual Report are Available at www.proxyvote.com.

          We are first making available this proxy statement and the forms of proxy and voting instructions on or about March 25, 2008 to holders of our common stock on March 12, 2008, the record date for the meeting.

Proxies and Voting Procedures

          Your vote is important. Because many shareholders cannot attend the annual meeting in person, it is necessary that a large number be represented by proxy. If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•	Over the telephone by calling a toll-free number

•	Electronically, using the internet

•	By completing, signing and mailing the proxy card (if you received paper copies of our proxy materials)

          The telephone and internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions and to confirm that those instructions have been recorded properly. If you are a shareholder of record and would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the Notice or on the enclosed proxy card. If you received paper copies of our proxy materials and wish to submit your proxy by mail, please return your signed proxy card to us before the meeting.

          If your shares are held in the name of a broker, bank or other nominee, then the broker, bank or other nominee is considered to be the shareholder of record with respect to those shares and you must vote your shares in the manner prescribed by the broker, bank or other nominee. Your broker, bank or other nominee has provided a voting instruction card for you to use in directing the broker, bank or other nominee how to vote your shares. If your shares are held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the broker, bank or other nominee to be able to vote at the meeting.

          You may revoke your proxy and change your vote at any time before your proxy is voted at the meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by voting in person at the meeting. If your shares are held in the name of a broker, bank or other nominee, contact your broker, bank or other nominee regarding how to revoke your proxy and change your vote.

          All shares entitled to vote at the meeting and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you sign and return your proxy card but do not indicate how your shares should be voted on any particular matter, the shares represented by your proxy will be voted in accordance with the recommendation of the Board of Directors on that matter, as set forth in this proxy statement, except that if your shares are held in the name of a broker, bank or other nominee, your shares will not be voted on the proposal to approve the amendments to the St. Jude Medical, Inc. 2007 Stock Incentive Plan (the “Stock Plan Amendments”).

          If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement was printed, the Company did not anticipate that any other matters would be raised at the meeting.

Shareholders Entitled to Vote

          Shareholders at the close of business on the record date are entitled to notice of and to vote at the annual meeting. Each share is entitled to one vote on each matter properly brought before the meeting, and there is no cumulative voting.

          On the record date, March 12, 2008, there were 344,202,294 shares of common stock outstanding and, therefore, entitled to vote at the annual meeting.

Required Vote

          The presence, in person or by proxy, of a majority of the shares entitled to vote at the meeting is necessary to constitute a quorum at the meeting for the transaction of business.

          Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks and other nominees do not have discretionary authority to vote with respect to the proposal to approve the Stock Plan Amendments.

          Under Minnesota law and our bylaws, Directors are elected by a plurality of the votes cast at the meeting by holders of common stock voting for the election of Directors. This means that since shareholders will be electing four Directors with terms expiring in 2011, the four nominees receiving the highest number of votes will be elected. However, in an uncontested election (where, as at the annual meeting, the number of nominees does not exceed the number of Directors to be elected), any nominee for Director who receives more votes “withheld” from his or her election than votes “for” his or her election is required under our Principles of Corporate Governance to promptly offer to tender his or her resignation following certification of the shareholder vote. The Governance and Nominating Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance and Nominating Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose its decision whether to accept the Director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a press release. Any Director who offers to tender his or her resignation as described above will not participate in the Governance and Nominating Committee’s recommendation or Board action regarding whether to accept the resignation offer.

          In addition, if shareholders approve the proposal to amend our articles of incorporation to implement a majority voting standard for Directors in uncontested elections (the “Majority Voting Amendment”), then in future years, each nominee for Director in an uncontested election will be elected by the vote of a majority of the votes cast regarding that Director’s election.

          The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required to approve the Stock Plan Amendments and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008, provided that the total number of shares that voted in favor of each proposal constitutes more than 25% of our outstanding shares.

          The affirmative vote of a majority of the shares of our common stock entitled to vote at the annual meeting (and not merely a majority of the shares of our common stock present in person or by proxy) is required to approve the Majority Voting Amendment.

          Abstentions on any matter will be counted as shares that are present and entitled to vote for purposes of determining the approval of such matter. Broker “non-votes” on any matter will not be considered as present and entitled to vote for purposes of determining the approval of such matter.

Cost of Proxy Solicitation

          St. Jude Medical will pay the cost of soliciting proxies. We are soliciting proxies primarily by mail. Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. These persons will not receive any additional compensation for providing this service.

          In accordance with the regulations of the SEC and the NYSE, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

GOVERNANCE OF THE COMPANY

          St. Jude Medical’s business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussion with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its Committees.

          During 2007, the Board held five meetings. Each Director attended at least 75% of all meetings of the Board and of the Committees on which the Director served (except for Barbara Hill, who was appointed to the Board in December).

          The non-management members of the Board also meet at scheduled executive sessions at least twice each year. The Chairperson of the Governance and Nominating Committee serves as the Presiding Director for these meetings.

Principles of Corporate Governance

          The Company’s Principles of Corporate Governance are available on the Company’s website at www.sjm.com. Copies of the Principles of Corporate Governance are also available in print to any shareholder who submits a request to St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, MN 55117, Attention: Corporate Secretary.

Code of Business Conduct

          The Company has adopted a Code of Business Conduct for its principal executive officer, principal financial officer, principal accounting officer, corporate controller and all other employees. The Code of Business Conduct is available on the Company’s website at www.sjm.com. Copies of the Code of Business Conduct are also available in print to any shareholder who submits a request to St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, MN 55117, Attention: Corporate Secretary.

Communications with Directors

          Any interested party wishing to communicate with one or more Directors may do so by sending a letter addressed to the Director or Directors at:

c/o Corporate Secretary
St. Jude Medical, Inc.
One Lillehei Plaza
St. Paul, MN 55117

All such correspondence will be forwarded to the Director or Directors.

Director Nomination Process

          The Governance and Nominating Committee considers suggestions from many sources, including shareholders, for possible candidates for Directors. The Governance and Nominating Committee would consider any candidate proposed by a shareholder in the same manner as other possible candidates.

          Any shareholder wishing to propose that a person be appointed to the Board of Directors or that management nominate a person for election to the Board of Directors may submit such a proposal to:

Governance and Nominating Committee
c/o Corporate Secretary
St. Jude Medical, Inc.
One Lillehei Plaza
St. Paul, MN 55117

          The Board of Directors has not adopted any specific criteria for a Director position. The Governance and Nominating Committee believes that it is not necessary to adopt criteria for the selection of Directors. The Governance and Nominating Committee believes that the desirable background of a new member of the Board of Directors may change over time and that a thoughtful, thorough process for selection is more important than adopting criteria for Directors.

          The Governance and Nominating Committee has worked in the past with independent search firms that assist in identifying Director candidates.

          Once candidates are identified, they are evaluated through a series of interviews with members of the Governance and Nominating Committee, several other Directors and members of management, including the Company’s General Counsel. Candidates are also asked to complete a Director questionnaire used by the Company.

Director Attendance at Annual Shareholder Meeting

          Seven of the Company’s Directors attended the 2007 Annual Meeting of Shareholders. The Company will reimburse a Director’s travel expenses for attending the annual shareholder meeting, but attendance by non-management Directors is not required. A meeting of the Board of Directors will be held in conjunction with the 2008 Annual Meeting of Shareholders in order to facilitate attendance by Directors at the meeting.

Director Independence and Audit Committee Literacy and Financial Expertise

          The Board undertook a review of Director independence in February 2008. As part of that process, the Board reviewed all transactions and relationships between each Director (or any member of his or her immediate family) and the Company, including transactions and relationships described in the responses of the Directors to questions regarding employment, business, familial and other relationships with the Company and its management. As a result of this review, the Board affirmatively determined that all of the Directors, except Mr. Starks and Mr. Widensohler, are independent under the Company’s Principles of Corporate Governance and bylaws and the NYSE listing standards and have no material relationships with the Company other than their positions on the Board of Directors. See “Related Person Transactions” on page 10.

          In February 2008, the Board also determined that all members of the Audit Committee are financially literate under the NYSE listing standards and that Mr. Devenuti and Mr. Rocca each qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC.

Committees of the Board of Directors

          The Board of Directors has three standing Committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. During 2007, the Audit Committee met nine times, the Compensation Committee met four times and the Governance and Nominating Committee met four times.

          Each Committee of the Board has a separate written charter which is available on the Company’s website at www.sjm.com. Copies of the charters are also available in print to any shareholder who submits a request to St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, MN 55117, Attention: Corporate Secretary.

          Each member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee is independent under the Company’s Principles of Corporate Governance and bylaws and the NYSE listing standards. Each member of the Audit Committee is also independent under the rules of the SEC.

          The duties of the Audit Committee are described in its report below.

          The Compensation Committee is responsible for establishing and administering compensation programs for the Company’s executive officers and considering matters relating to profit sharing and other employee benefits provided by the Company.

          The Governance and Nominating Committee is responsible for recommending good governance practices. The Governance and Nominating Committee evaluates the qualifications of and nominates candidates for positions on the Board. The procedures for shareholders to nominate Directors can be found on page 4. In addition, the Governance and Nominating Committee facilitates an annual evaluation by Board members of Board and individual Director performance and provides feedback to the entire Board.

Report of the Audit Committee

          The Audit Committee reviews the Company’s consolidated financial statements, financial reporting process and internal control over financial reporting on behalf of the Board of Directors.

          We meet with management periodically to consider, among other things, the adequacy of the Company’s financial disclosures and internal control over financial reporting. We discuss these matters with the Company’s independent registered public accounting firm, Ernst & Young LLP, and with appropriate Company financial personnel, including the Company’s internal auditor.

          We regularly meet privately with the independent registered public accounting firm, which has unrestricted access to the Audit Committee.

          We also appoint the independent registered public accounting firm, approve the scope of their audit services, approve the performance of non-audit services by the independent registered public accounting firm and review periodically their performance and independence from management.

          The Directors who serve on the Audit Committee are all independent under the Company’s Principles of Corporate Governance and bylaws, the NYSE listing standards and the rules of the SEC.

          The Board has adopted a written charter which describes the functions the Audit Committee is to perform. Each year, we review the actions required to be taken by the Audit Committee under the charter, confirm that they have been taken, and report the same to the full Board. In August 2007, we reviewed the charter and recommended that the Board adopt certain minor amendments to, and restate, the charter. The Board adopted the Committee’s recommendation. The current Audit Committee charter is available on the Company’s website at www.sjm.com.

          Management has the primary responsibility for the Company’s consolidated financial statements and the overall reporting process, including the Company’s system of internal controls.

          The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discusses with us any issues they believe should be raised with us.

          The independent registered public accounting firm also audits the Company’s internal control over financial reporting and expresses an opinion as to whether the Company maintained effective internal control over financial reporting.

          This year, we reviewed the Company’s audited consolidated financial statements and met with both management and Ernst & Young LLP to discuss these financial statements. Management has represented to us that these financial statements were prepared in accordance with United States generally accepted accounting principles. We also considered the report of the independent registered public accounting firm.

          This year, we also reviewed management’s assessment of the effectiveness of the Company’s internal control over financial reporting. Management has represented to us that the Company’s internal control over financial reporting was effective as of December 29, 2007. We also considered the report of the independent registered public accounting firm.

          We have received from and discussed with Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussion with Audit Committees and the independence of Ernst & Young LLP. We have also considered the compatibility of non-audit services with the independence of Ernst & Young LLP. In addition, we discussed with Ernst & Young LLP any matters required to be discussed by

Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, Communication with Audit Committees.

          Based on our review and discussions described above, we recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007, filed with the SEC.

Michael A. Rocca, Chairperson
Richard R. Devenuti
Thomas H. Garrett III

Compensation of Directors

          The Company targets compensation for service on the Board of Directors and its committees at the 60th percentile of the market as defined by an analysis of the primary peer companies identified on page 20. The Compensation Committee engages outside consultants for assistance in determining the levels and components of compensation that are consistent with this objective. See discussion beginning on page 18. The Chairperson of the Board reviews the data and analyses provided by the Company’s outside consultants and then makes recommendations to the Compensation Committee regarding Director compensation. The Compensation Committee, in turn, reviews the data and analyses provided by the Company’s outside consultants and the Chairperson’s recommendations and makes its own recommendations to the Board regarding Director compensation. The Board of Directors then approves Board and Committee compensation, as well as Director retirement policies and perquisites, based on the recommendations of the Compensation Committee.

          Until May 16, 2007, each non-employee Director received a retainer of $50,000 per year, paid monthly, plus $2,000 per diem for each Board meeting attended. Committee chairpersons received an additional annual fee of $9,000 and Committee members an additional annual fee of $4,000. The Presiding Director received an additional annual fee of $5,000. Effective May 16, 2007, the annual retainer was increased from $50,000 to $54,000 and the additional annual fee for the chairperson of the Audit Committee was increased from $9,000 to $12,000, in order to align these components of compensation with the 60th percentile of the Company’s primary peer group, as compensation for directors generally and in particular for audit committee chairpersons has increased to reflect the increased responsibilities and potential liabilities for audit committee chairpersons and directors generally. In order to maintain alignment of the compensation of the Company’s Audit Committee chairperson with the 60th percentile of the Company’s primary peer group, effective May 9, 2008, the Board of Directors further increased the additional annual fee for the chairperson of the Audit Committee from $12,000 to $14,200. Directors who are Company employees are not compensated for their services as Directors.

          In May of each year, Directors who are serving at that time (but not Directors who join the Board later in the year) may elect to receive the annual retainer fee payable over the following 12 months either as 100% cash, 50% cash plus 50% restricted stock, or 100% restricted stock. Restricted stock is valued at the fair market value of the stock on the date of grant, which is the first business day in June after a Director’s election to receive restricted stock in lieu of half or all of the Director’s retainer. The restriction on the stock lapses on the six-month anniversary of the grant date. In 2007, all of our non-employee Directors elected to receive their entire annual retainer in the form of restricted stock.

          The common stock ownership of our Directors as of February 29, 2008 was as follows:

Director Common Stock Ownership

Name	Shares Held

John W. Brown	42,742

Richard R. Devenuti	6,410

Stuart M. Essig	28,504

Thomas H. Garrett III	99,987

Barbara A. Hill	-0-	*

Michael A. Rocca	5,830

Daniel J. Starks	6,004,792

Stefan K. Widensohler	31,974

Wendy L. Yarno	4,583

* Appointed to the Board in December 2007

          Directors are reimbursed for expenses incurred in connection with travel and lodging when attending meetings of the Board or otherwise engaged in Company business and for such expenses for the Director’s partner when attending the annual strategic planning meeting.

          Each person who is not an employee of the Company and who is elected, re-elected or serving an unexpired term as a Director at any annual meeting of shareholders automatically receives, as of the date of such meeting, an option to purchase 7,750 shares of our common stock at an exercise price per share equal to the fair market value of our common stock on such date. All such options are designated as non-qualified stock options with eight-year terms and fully vest on the six-month anniversary of the grant date. Non-employee Directors who are appointed between annual shareholder meetings are granted an option to purchase a pro-rata portion of 7,750 shares on the same terms and conditions as the stock options described above, except the exercise price is equal to the fair market value on the date of appointment. At the 2007 Annual Meeting of Shareholders, each non-employee Director received an automatic grant of an option to purchase 7,750 shares at $43.20 per share, the fair market value of the common stock on the date of grant. In connection with her appointment to the Board on December 6, 2007, Ms. Hill received an option to purchase 3,229 shares at $40.40 per share, the fair market value of the common stock on the date of grant. Effective May 9, 2008, the number of shares subject to each annual option grant to non-employee Directors will increase to 8,800 in order to maintain alignment of this component of compensation with the 60th percentile of the Company’s primary peer group. All other terms of these grants will remain the same. No additional options were granted to non-employee Directors in 2007.

          Each Director may receive reimbursement for one physical examination every 12 months up to a maximum of $1,600 per exam. Board members also participate in our charitable contribution matching program under which eligible charitable contributions are matched by the Company up to a maximum of $1,000 each year.

          Under a retirement plan for non-employee Directors that was terminated April 1, 1996, each non-employee Director serving on the Board at that time who serves five years or more will receive payment of an annual benefit equal to the average of the annual retainers paid to the Director during his or her service as a Director, with a minimum annual benefit of $24,000. The retirement benefit will commence at the later of the time of retirement from the Board or when the Director becomes 60 years old. The retirement benefit is payable over a number of years equal to the Director’s years of service as a member of the Board of Directors prior to April 1, 1996. Mr. Garrett is the only current Director eligible for benefits under the discontinued retirement plan for non-employee Directors. The actuarial present value of his benefit under this plan is $192,000 and did not change during the last fiscal year. This amount was expensed in prior years and is fully accrued for as of December 29, 2007.

Director Compensation Table

The following table shows the cash and non-cash compensation for the last fiscal year awarded to or earned by our non-employee Directors.

	Fees Earned or Paid in Cash(1)		Option Awards (2) (3)		All Other Compensation		Total
Name	($)		($)		($)		($)

John W. Brown	84,000		112,650	(5)	-0-		196,650
Richard R. Devenuti	74,000		112,650	(5)	-0-		186,650
Stuart M. Essig	78,000		112,650	(5)	1,000	(7)	191,650
Thomas H. Garrett III	74,000		112,650	(5)	-0-	(8)	186,650
Barbara A. Hill	4,500		5,737	(6)	-0-		10,237
Michael A. Rocca	79,000		112,650	(5)	-0-		191,650
David A. Thompson	34,833	(4)	-0-		-0-		34,833
Stefan K. Widensohler	70,000		112,650	(5)	-0-		182,650
Wendy L. Yarno	91,417	(4)	112,650	(5)	-0-		204,067

Footnotes

(1)

All of the non-employee Directors elected to receive their entire $54,000 annual retainer fee for the May 2007-May 2008 term in the form of shares of restricted stock, except for Ms. Hill, who will first be eligible to elect to receive all or half of her retainer in the form of shares of restricted stock in May 2008. Mr. Thompson declined to stand for re-election to the Board in May 2007 and thus did not receive a retainer for the May 2007-May 2008 term.

(2)

The amounts in this column are calculated based on FAS 123(R) and equal the financial statement compensation cost for stock option awards as recognized in our consolidated statement of earnings for the fiscal year 2007. The compensation cost is based on the fair value of the stock option grants as estimated using the Black-Scholes option pricing model. The assumptions used to estimate fair value are discussed in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 29, 2007.

(3)

As of December 29, 2007, the Directors held options to purchase the following numbers of shares of our common stock: Mr. Brown, 17,550; Mr. Devenuti, 58,950; Mr. Essig, 90,950; Mr. Garrett, 78,950; Ms. Hill, 3,229; Mr. Rocca, 28,282; Mr. Thompson, 71,200; Mr. Widensohler, 58,950; and Ms. Yarno, 26,950. As of December 29, 2007, no Directors held any restricted stock awards.

(4)

Includes the portion of the Director’s retainer fee for the May 2006-May 2007 term that the Director elected to receive in cash that was paid to the Director in the period from January 2007 through May 2007. All other non-employee Directors elected to receive their entire $50,000 annual retainer fee for the May 2006-May 2007 term in the form of shares of restricted stock which became fully vested (i.e., were deemed paid) in December 2006. Accordingly, only Mr. Thompson and Ms. Yarno received payment in 2007 of a portion of their retainer fees for the May 2006-May 2007 term.

(5)	The grant date fair value of the award was $112,650.

(6)

Includes compensation cost recognized in our consolidated statement of earnings for the fiscal year 2007 for the 3,229 share option grant awarded to Ms. Hill on December 6, 2007. The grant date fair value of the award was $45,644.

(7)	Represents a matching gift under our charitable contribution matching program.

Compensation Committee Interlocks and Insider Participation

          During 2007, Stuart M. Essig (chair), John W. Brown (beginning May 16, 2007), David A. Thompson (until May 16, 2007) and Wendy L. Yarno served as members of the Compensation Committee. None of these individuals has ever served as an officer or employee of St. Jude Medical or any of our subsidiaries or has any relationships with St. Jude Medical or any of our subsidiaries requiring disclosure under “Related Person Transactions” below. The members of the Compensation Committee have no interlocking relationships requiring disclosure under the rules of the SEC.

Related Person Transactions

          Our Board of Directors has adopted a written policy and procedures for related person transactions (collectively referred to as the “Policy”). Under the Policy, all related person transactions must be approved or ratified by the Company’s Governance and Nominating Committee. For purposes of the Policy, related person transactions generally include any transaction:

•	to which the Company is a participant;

•	for which the amount involved in any calendar year is expected to exceed $120,000; and

•	in which a related person is expected to have a direct or indirect material interest.

          Despite otherwise falling within this definition, the following transactions have been determined by the Board not to be related person transactions subject to the Policy: employment arrangements with management that are otherwise approved by the Board; transactions for which the related person’s interest is solely due to their status as a shareholder; and transactions with third parties in which the amounts involved are not material to the third parties.

          A related person under the Policy is:

•	someone who is or was an executive officer, director or nominee for election as a director of the Company since the beginning of the last fiscal year;

•	a person or group who is a beneficial owner of more than 5% of the Company’s voting securities; or

•	an immediate family member of any of the foregoing.

          Each officer and director has an affirmative obligation to inform the Company of any transactions in which they or a member of their immediate family may have a material interest and which may reasonably be expected to be a related person transaction. Management of the Company is also required to inform the Company of any potential related person transactions of which management becomes aware in the course of business development activities.

          Our General Counsel is responsible for determining whether a particular transaction is a related person transaction. If so, the Governance and Nominating Committee reviews the transaction to determine whether to approve or ratify the transaction and whether to impose any conditions on the approval or ratification.

          In determining whether to approve or ratify a particular transaction, the Governance and Nominating Committee will take into account any factors that it deems relevant, which may include, among other things:

•	the material terms of the transaction;

•	the expected and potential impact of the transaction on the Company’s results of operations, financial position and cash flows;

•	whether the terms of the transaction are no less favorable to the Company than if the other party did not have an affiliation with a related person;

•	the availability of, and terms to obtain, other sources of comparable products or services, where applicable; and

•	the identity of the related person and the impact of the transaction on the related person’s independence due to the expected and potential financial interest of the related person in the transaction.

          Under the Policy, related persons are required to refrain from directly or indirectly participating in the negotiation of any transactions that may reasonably be expected to be related person transactions, or managing any existing related person transactions. In addition, no director of the Company may engage in the approval under the Policy of a related person transaction in which he or she, or a member of his or her immediate family, has a material interest, except to the extent of providing to the Governance and Nominating Committee all material information requested concerning the related person transaction.

          The transactions described below were not approved under the Policy because they were entered into prior to its adoption. They were, however, reviewed by the Company in accordance with the procedures described in our 2007 proxy statement under the heading “Related Person Transactions.”

          Purchases from Invatec

          Mr. Widensohler is a director of, and the beneficial owner of approximately 45% of the common stock of, Invatec, an Italian company that makes medical products which it sells to our Japanese distribution subsidiary. Sales by Invatec to us during 2007 were $8,482,000. In February 2004, the Board of Directors determined that Mr. Widensohler was no longer considered an independent director.

          Investment in and Potential Purchase of Development Stage Medical Device Company

          In December 2005, the Company, at the initiative of our former Cardiology Division, entered into a Preferred Stock Purchase and Contingent Acquisition Agreement (the “Investment Agreement”) with a development stage medical device company (generically referred to as the “Device Company”). George Fazio, the President of our Cardiac Surgery Division at the time, and then President of our Cardiovascular Division from the date of the combination of our Cardiac Surgery and Cardiology Divisions on January 1, 2007 until December 31, 2007, had made an equity investment of $25,000 in the Device Company in November 2004 and had made a loan of $50,000 to the Device Company in April 2005. Mr. Fazio had no involvement in negotiating the terms of the Investment Agreement.

          Under the Investment Agreement, the Company has the right to designate an individual to attend all board meetings of the Device Company as an observer, and had an option to acquire the Device Company at any time through January 2008 for an upfront purchase price and potential milestone payments. If the Company had acquired the Device Company, Mr. Fazio could have received payment of up to approximately $322,000 at the closing, and up to an additional $245,000 if certain milestones were achieved by the Device Company following the closing.

           In order to avoid even the appearance of a conflict of interest, the Company took the following steps with respect to Mr. Fazio and the Company’s relationship with the Device Company.

          1.    A delegate of the Chief Executive Officer or Chief Financial Officer (other than Mr. Fazio or someone reporting to him) acted as board observer on behalf of the Company at all board meetings of the Device Company.

          2.    All ongoing decisions of the Company relating to the Device Company were made by the Company’s Chief Executive Officer and/or Chief Financial Officer.

          On October 19, 2007, the Company advised the Device Company that the Company would not exercise its purchase option.

          Purchase of Interest in Medical Technology Company

          In April 2004, at the initiative of our Cardiac Rhythm Management Division (the “CRM Division”), the Company invested in a privately-owned medical technology company (generically referred to as the “Medtech Company”). Eric

Fain had served as a director of the Medtech Company since June 2002 and had been an investor in the Medtech Company since February 2003. He also received options to purchase shares of the Medtech Company’s common stock as compensation for his service on the board. At the time of the Company’s initial investment in 2004, Dr. Fain was serving as Senior Vice President for Development and Clinical/Regulatory Affairs for the CRM Division.

          In connection with joining the board of directors of the Medtech Company, Dr. Fain informed the Company’s General Counsel of his relationship with the Medtech Company. The Company’s General Counsel advised Dr. Fain that his service on the board of the Medtech Company did not present a conflict of interest at that time.

          The Company and Dr. Fain both, independently, made additional investments in the Medtech Company in April 2004, January 2006 and April 2007. In the future, the Company may make additional investments in, and/or enter into strategic relationships with, the Medtech Company.

          Dr. Fain was appointed President of the CRM Division, and thus became an executive officer of the Company, on July 1, 2007. In order to avoid any actual or even apparent conflict between the interests of the Company and the interests of Dr. Fain, the Company has asked Dr. Fain to resign from his position as a director of the Medtech Company and to divest his financial interest in the Medtech Company. Because the Medtech Company is privately held, the shares held by Dr. Fain are not freely tradable. Dr. Fain is currently exploring possibilities for the sale of his shares, including a sale to the Company, and plans to resign from the board of the Medtech Company at the time of the sale of his shares.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our Directors and executive officers to file initial reports of ownership and reports of changes in ownership of our securities with the SEC. Based on a review of the Section 16(a) reports filed by our Directors and executive officers in 2007 and on written representations by the Directors and executive officers, we believe that all Section 16(a) filing requirements applicable to our Directors and executive officers during 2007 were satisfied, except that one Form 4 relating to one transaction was filed late on behalf of each of I. Paul Bae and Michael A. Rocca.

PROPOSAL TO ELECT DIRECTORS

          The Board of Directors is divided into three classes, the terms of which expire at successive annual meetings.

          At this year’s annual meeting, the three-year terms of Messrs. Devenuti, Essig and Garrett and Ms. Yarno will expire. Four Directors will be elected at the annual meeting to serve for a three-year term expiring at our annual meeting in 2011. We have nominated Messrs. Devenuti, Essig and Garrett and Ms. Yarno for these positions. Each nominee currently serves as a Director. You can find the principal occupation and other information about the nominees below.

          The persons named on the proxy card will vote the proxy for the election of Messrs. Devenuti, Essig and Garrett and Ms. Yarno unless you indicate that your vote for any of the nominees should be withheld. If elected, Messrs. Devenuti, Essig and Garrett and Ms. Yarno will continue in office until their successors have been duly elected and qualified, or until the earlier of their death, resignation or retirement. We expect each of the nominees to be able to serve if elected.

          The principal occupation and other information about the Directors whose terms of office will continue after the annual meeting are also provided below.

          The Board of Directors recommends a vote FOR the election of Messrs. Devenuti, Essig and Garrett and Ms. Yarno as Directors.

Nominees for Terms Expiring In 2011

Richard R. Devenuti, Director of St. Jude Medical since 2001. Senior Vice President of Worldwide Services and IT of Microsoft Corporation, a software company, from December 2003 until January 2007. From March 1999 to December 2003, Vice President and Chief Information Officer of Microsoft Corporation. Committee: Audit Committee. Age: 50

Stuart M. Essig, Director of St. Jude Medical since 1999. President and Chief Executive Officer and a member of the Board of Directors of Integra LifeSciences Holdings Corporation, a manufacturer of medical devices and implants, since December 1997. Director of Zimmer Holdings, Inc. Committees: Chairperson of the Compensation Committee and member of the Governance and Nominating Committee. Age: 46

Thomas H. Garrett III, Director of St. Jude Medical since 1979. Self-employed as a business consultant since June 1996. Previously, a member of the law firm of Lindquist & Vennum PLLP of Minneapolis, Minnesota, and its Managing Partner from 1993 through 1995. Director of Lifecore Biomedical, Inc. Committee: Audit Committee. Age: 63

Wendy L. Yarno, Director of St. Jude Medical since 2002. Chief Marketing Officer, Merck & Co., Inc., a pharmaceutical company, since July 2006. From 2005 to 2006, General Manager, Business Unit, Merck & Co., Inc. From 2002 to 2005, Executive VP, Worldwide Human Health, Merck & Co., Inc. Committees: Compensation Committee and Governance and Nominating Committee. Age: 53

Directors Whose Terms Will Expire In 2009

John W. Brown, Director of St. Jude Medical since August 2005. Chairman of the Board of Stryker Corporation, an orthopedic device company, since 1980. Chief Executive Officer of Stryker Corporation from 1977 through 2004. Director of Gen-Probe Incorporated. Committees: Chairperson of the Governance and Nominating Committee and member of the Compensation Committee. Presiding Director. Age: 73

Daniel J. Starks, Director of St. Jude Medical since 1996. Chairman, President and Chief Executive Officer of St. Jude Medical since May 2004. President and Chief Operating Officer of St. Jude Medical from February 2001 to May 2004. From April 1998 to February 2001, President and Chief Executive Officer of the Cardiac Rhythm Management Division of St. Jude Medical. Previously, Chief Executive Officer and President, Daig Corporation. Director of Urologix, Inc. Age: 53

Directors Whose Terms Will Expire In 2010

Barbara B. Hill, Director of St. Jude Medical since December 2007. President, Chief Executive Officer and Director of ValueOptions, Inc., a managed behavioral health company, and FHC Health Systems, Inc., its parent company, since March 2006. Chairman and Chief Executive Officer of Woodhaven Health Services, an institutional pharmacy company, from August 2004 to March 2006. President of Express Scripts, Inc., a pharmacy benefits management company, from April 2002 to October 2003. Age 55

Michael A. Rocca, Director of St. Jude Medical since March 2004. Retired in 2000 from Mallinckrodt, Inc., a pharmaceutical and medical device manufacturer, where he was Senior Vice President and Chief Financial Officer from 1994 to 2000. Director of Lawson Software, Inc. Committee: Chairperson of the Audit Committee. Age: 63

Stefan K. Widensohler, Director of St. Jude Medical since 2001. President and Chief Executive Officer of Krauth Medical Group, a European distributor of medical and surgical devices and services, since 1992. Age: 48

SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS AND CERTAIN BENEFICIAL OWNERS

          The following table presents information provided to the Company as to the beneficial ownership of our common stock as of February 29, 2008 by (a) each of our Directors, Director nominees and executive officers appearing in the Summary Compensation Table on page 31, (b) all of our Directors and executive officers as a group and (c) each person known to the Company to be the beneficial owner of more than 5% of our common stock. Unless otherwise noted, these persons have sole voting and dispositive power with respect to the shares owned by them, and none of the shares beneficially owned by our Directors, Director nominees and executive officers are subject to a pledge.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

John W. Brown	70,292	(1)	*
Richard R. Devenuti	65,360	(1)	*
Stuart M. Essig	119,454	(1)	*
Thomas H. Garrett III	178,937	(1)	*
Barbara B. Hill	—		*
Michael A. Rocca	34,112	(1)	*
Daniel J. Starks	8,812,792	(1)	2.5%
Stefan K. Widensohler	90,924	(1)	*
Wendy L. Yarno	31,533	(1)	*
John C. Heinmiller	894,205	(1)	*
Michael T. Rousseau	914,325	(1)	*
Joseph P. McCullough	493,898	(1)	*
George J. Fazio	395,982	(1)	*
Michael J. Coyle	259,326	(1)	*
Directors and Executive Officers as a Group (23 persons)	14,023,510	(2)	4.0%
FMR LLC 82 Devonshire Street Boston, MA 02109	22,644,649	(3)	6.6%
Goldman Sachs Asset Management, L.P. 32 Old Slip New York, NY 10005	19,993,377	(4)	5.8%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	18,726,210	(5)	5.4%

Footnotes

*	Less than 1.0%

(1)

Includes the number of shares which each Director or executive officer may acquire within 60 days from February 29, 2008, pursuant to the exercise of stock options, as follows: Mr. Brown, 17,550; Mr. Devenuti, 58,950; Mr. Essig, 90,950; Mr. Garrett, 78,950; Mr. Rocca, 28,282; Mr. Starks, 2,808,000; Mr. Widensohler, 58,950; Ms. Yarno, 26,950; Mr. Heinmiller, 711,500; Mr. Rousseau, 896,500; Mr. McCullough, 482,000; Mr. Fazio, 378,900; and Mr. Coyle, 174,500.

(2)	Includes 7,455,257 shares that such individuals may acquire within 60 days of February 29, 2008 pursuant to the exercise of stock options.

(3)	This information is derived from a Schedule 13G dated February 14, 2008, which indicated sole voting power over 1,359,527 shares and sole dispositive power over 22,644,649 shares.

(4)

This information is derived from a Schedule 13G dated February 1, 2008, which indicated sole voting power over 15,352,494 shares, shared voting power over 10,490 shares, sole dispositive power over 19,982,887 shares, and shared dispositive power over 10,490 shares.

(5)

This information is derived from a Schedule 13G dated February 14, 2008 delivered to us by Wellington Management Company, LLP, which is deemed to be the beneficial owner of 18,726,210 shares of our common stock as a result of acting as investment adviser for clients of Wellington Management. Wellington Management’s Schedule 13G indicated shared voting power over 7,011,040 shares and shared dispositive power over 18,726,210 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

          Introduction

          To achieve our business objectives, we seek to ensure that our executive compensation programs reinforce our business strategy and are appropriately aligned with the interests of our shareholders. The goals of our compensation program are to attract, retain and motivate talented executives to enable the Company to be successful in a highly competitive industry and to enhance shareholder value. The following principles were used in the design of the programs:

•	A substantial part of an executive officer’s compensation should be incentive based, tied to Company performance and subject to risk;

•	Compensation should reflect individual job responsibilities, qualifications and performance; and

•	Executive officers and employees should be encouraged to own St. Jude Medical stock.

          We seek to ensure the long-term growth of the Company while at the same time delivering short-term results and maintaining a rigorous commitment to quality. Our executive compensation program supports these initiatives by placing the majority of compensation at risk through an annual cash incentive plan based solely on Company-wide and divisional financial objectives, and stock options which have value only through future appreciation in share price.

          St. Jude Medical operates in a fast-paced, ever-evolving industry in which there is a high level of competition for market share and talent. In order to attract and retain the necessary talent, we set each component of compensation – base salary, annual cash incentive target and long-term incentive awards – using the 60th percentile of the external market (as determined through the process described beginning on page 19) as a reference point.

          Oversight of the Executive Compensation Program

          The Compensation Committee of the Company’s Board of Directors (the “Committee”) is responsible for establishing and administering compensation programs for the Company’s executive officers. In 2007, the Committee consisted of Mr. Stuart M. Essig, who served as Chairperson beginning in May, Ms. Wendy L. Yarno, who served as Chairperson until May and as a Committee member through the remainder of 2007, Mr. David A. Thompson, who served on the Committee until his retirement from the Board of Directors in May, and Mr. John W. Brown who replaced Mr. Thompson. None of the members of the Committee is a current or former employee of the Company. Each of the members of the Committee is independent under the Company’s Principles of Corporate Governance and bylaws and the NYSE listing standards. The Committee makes recommendations to the Board of Directors regarding the compensation to be paid to the Chief Executive Officer of the Company. The Committee determines, and reports to the Board of Directors, the compensation to be paid to all other executive officers of the Company.

          Use of Consultants and Other Advisors

          The Committee has the authority to engage the services of outside advisors, experts and others to assist it in performing its functions as described in the Committee charter. In 2007 and 2008, the Committee retained the services of Mercer (the “Consultant”) to advise it on issues related to the Committee’s responsibilities. The Consultant was selected by the Committee and reports to the Chairperson of the Committee. The Committee has the authority to determine the scope of the Consultant’s services and retains the right to terminate the Consultant’s contract at any time. In addition, the Committee may periodically engage additional consulting and other professional advisors. No such other advisors were engaged in 2007. The Consultant’s responsibilities to the Committee include providing:

•	Competitive market data and advice related to the Chief Executive Officer’s compensation level and incentive design;

•	A review of Company compensation levels, performance and incentive design (including performance objectives);

•	Information on executive compensation trends and implications for the Company; and

•	Competitive market data and advice on outside director compensation.

          In addition to the executive compensation work performed by the Consultant for the Committee, during 2007, management hired the Consultant to provide compensation, health care and group benefits consulting.

          Executive Compensation Philosophy and Policies

          Market Data

          We evaluate the compensation paid to the Company’s Chief Executive Officer and other executive officers in relation to the programs offered by a primary peer group of other medical product companies. The primary peer group is identified by the Company in May of each year. Companies are selected based on similarities of business characteristics and overall company size. Organizational size is measured using revenue, and the primary peer group is developed so that the median annual sales revenue of the companies within the primary peer group approximates the annual revenue for the Company.

          In the event that a relevant sample, typically ten data points or more, does not exist within the primary peer group for a given executive position, the analysis is expanded to include data from a secondary group of peer companies against which the Company competes for talent. The secondary peer group is also selected in May of each year.

          If the combination of the primary and secondary peer companies still does not yield a relevant sample for certain positions, the data set may be further expanded to include survey data for a broader set of medical-related companies not included in the primary and secondary peer companies. The companies included in the primary peer group, secondary peer group and supplemental survey data for 2007 are listed in the table on page 20.

          For many of the Company’s division-level executive positions, the Company has found it necessary to consider general industry data because of a lack of data availability for the primary peer group, secondary peer group or medical-related industry. Because each division is a different size, the data sample may be based on a different set of organizations for each executive. Each data sample is taken from a subset of companies that participate in the Mercer Compensation Database so that the median revenue of the companies selected approximates that of the Company’s division in which the executive works. Because of survey confidentiality, we cannot identify the companies that are included in each data set.

Primary Peer Group	Secondary Peer Group	Supplemental Survey Data

Medtronic, Inc., Boston Scientific Corporation, Becton, Dickinson and Company, Stryker Corporation, Alcon Inc., Zimmer Holdings, Inc., Genzyme Corporation, Hospira, Inc., Beckman Coulter, Inc., Biomet, Inc., C.R. Bard, Inc., Dade Behring Holding, Inc. (acquired by Siemens Healthcare Diagnostics in November 2007), Varian Medical Systems, Inc. and Edwards Lifesciences Corporation

Genentech, Inc., Baxter International Inc., Thermo Fischer Scientific Inc., Gilead Sciences, Inc., Biogen Idec Inc., Bausch & Lomb Incorporated, Applera Corporation, Hillenbrand Industries, Inc., Cephalon, Inc., PerkinElmer, Inc., Invacare Corporation, Kinetic Concepts, Inc., Waters Corporation, Millipore Corporation, MedImmune, Inc., Bio-Rad Laboratories, Inc., Invitrogen Corporation, Steris Corporation and Varian Medical Systems, Inc.

Adams Respiratory Therapeutics, Inc., Barr Pharmaceuticals, Inc., Corning Incorporated, CSL Behring, Enzon Pharmaceuticals, Inc., GlaxoSmithKline plc, McKesson Corporation, Novartis AG, Quest Diagnostics Incorporated, Sanmina-Sci Corporation, Sanofi-Aventis, Siemens AG, Smith & Nephew plc, Toshiba America Medical Systems, Inc., Watson Pharmaceuticals, Inc. and Wyeth

          Determination of Targeted Compensation Levels

          In December of each year, the Committee establishes base salaries, annual incentive targets and long-term incentive awards. The annual incentive awards are effective for the next year and the long-term incentive awards are effective the day they are approved but are intended to be compensation for the next year and beyond.

          When making recommendations regarding the compensation of the Chief Executive Officer, the Committee considers the results of the review by the Board of the Chief Executive Officer’s performance against specific objectives established at the beginning of each year, the 60th percentile of the primary peer group for each component of compensation and the Company’s overall financial performance as compared to the performance of companies in the primary peer group. The Chief Executive Officer attends Committee meetings but is not present for discussions of his own compensation.

          When evaluating the compensation levels of our other executive officers, the Committee considers recommendations of our Chief Executive Officer and our Executive Vice President and Chief Financial Officer. These recommendations are presented to the Committee in December of each year along with a written assessment for each executive officer addressing performance against the past year’s financial objectives, overall leadership effectiveness and individual breadth and effectiveness.

          In determining compensation levels for our executive officers, the Committee also reviews historical compensation levels for each executive, including the current value of any outstanding equity awards. While historical compensation levels are considered when establishing future compensation targets, the primary objective is to establish market-competitive programs that are highly aligned with future Company performance goals and shareholder value creation.

          In establishing target levels of pay for each compensation component, the Company considers the market 60th percentile data along with additional factors such as:

•	Actual executive role as compared to the external comparator description;

•	Individual executive’s experience and past performance;

•	Ability of the position to impact key business initiatives;

•	Our assessment of the risk of losing the executive to competitors;

•	Advancement potential; and

•	Succession planning considerations

          Executives for whom there is a substantially similar external market comparator and who consistently meet performance expectations typically have each component of their compensation targeted to the 60th percentile of the external market. We believe that targeting the 60th percentile for standard performers is appropriate given our practice of recruiting the highest caliber executives, our historically aggressive performance goals, our historically strong share price performance and the decentralized nature of our business, which adds complexity to executive roles. Moreover, the cost of turnover at the executive level can be high given the growth initiatives of our Company and the potential delay to those initiatives that could result from the loss of key executives.

          The Company considers standard performers to be those executives whose areas of responsibility consistently meet or exceed annual performance targets and who provide leadership that is consistent with the Company’s core values and is aligned with the Company’s overall long-term growth strategy.

          In the event that an executive’s position has greater responsibility than the external market comparator, the executive’s performance consistently exceeds objectives, the executive possesses a skill set that is critical to a key business objective or the executive is in line for a key leadership position, one or more components of compensation may be targeted above the 60th percentile of the external market.

          In the event that an executive is new to his or her position and has not had the opportunity to demonstrate a consistent level of performance or has duties and responsibilities which are less than those of the closest external comparator, one or more components of compensation may be targeted below the 60th percentile.

          Once the performance year begins, Company and division performance alone determine amounts payable to the Named Executive Officers. After the beginning of the performance year, no subjective assessment of individual performance affects compensation payable to the executive officers named in the Summary Compensation Table of this proxy statement (the “Named Executive Officers”), subject to the discretion of the Compensation Committee to reduce payouts under our Management Incentive Compensation Plan as described on page 25. Base salaries remain constant throughout the year, annual incentives are determined at the end of the year based on a combination of Company-wide and divisional performance, and the value of equity awards is solely attributable to the price performance of the Company’s stock. This results in executive compensation being highly correlated to annual financial performance and long-term share price performance. Over 70% of targeted total compensation (base salary, annual incentive and long-term incentive) for the Named Executive Officers is tied to Company-wide and/or division performance and at-risk insofar as annual incentive awards and the value of stock options may be reduced or eliminated depending on Company-wide and division performance.

          Compensation Arrangements for the Named Executive Officers for 2008

          The compensation arrangement for each of the Named Executive Officers is reviewed by the Compensation Committee each October relative to the external market comparators and the other factors described above. Each December, the Compensation Committee recommends for full Board approval the compensation of the Company’s Chief Executive Officer to be effective January 1st of the following year, and approves the compensation for each of the other Named Executive Officers for the following year.

          In accordance with the Company’s executive compensation philosophy and policies described above, and as part of the Chief Executive Officer’s annual compensation and performance review, the Board determined at its December 2007 meeting that for 2008, Mr. Starks’ base salary will be $975,000, his target annual incentive award will be 120% of base salary and his cash perquisite allowance will be $26,000. The Board also determined to grant Mr. Starks a stock option for 320,000 shares. Mr. Starks’ base salary, annual incentive target and cash perquisite allowance have not increased since 2006.

          For 2008, the compensation arrangements for each of the other Named Executive Officers are as follows: Mr. Heinmiller, base salary of $640,000, target annual incentive award percentage of 100% and perk allowance of $24,000; Mr. Rousseau, base salary of $550,000, target annual incentive award percentage of 100% and perk allowance of $24,000; Mr. McCullough, base salary of $525,000, target annual incentive award percentage of 100% and perk allowance of $24,000; Mr. Fazio, base salary of $450,000, target annual incentive award percentage of 65% and perk allowance of $17,250. Mr. Coyle terminated his employment on December 31, 2007.

          Components of Executive Compensation Program

          Our compensation program for executive officers has four major components, each of which supports the goal of our compensation program to attract, retain and motivate talented executives:

•	Base salary;

•	Annual incentive awards;

•	Long-term incentive awards; and

•	Perquisites and other benefits

          Base Salary

          An executive officer’s base salary is determined with consideration of the 60th percentile of the market, the executive’s role as compared to the external comparator, the executive’s past performance, ability to impact key business initiatives, risk of recruitment by key competitors and advancement potential, and succession planning considerations.

          For 2007, base salaries for the Named Executive Officers exceeded the 60th percentile for the closest market comparator by an average of 5%, with no salaries falling more than 10% above or below the 60th percentile. The Company believes that this variance is within an acceptable range of the 60th percentile and supported by individual performance and job scope considerations.

          Annual Incentive Awards

          Annual incentive awards are designed to align executive compensation with the achievement of annual performance goals as established in the Company’s annual operating plan approved by the Board of Directors prior to the start of each year. All annual incentive awards paid to the Named Executive Officers are awarded and paid under our Management Incentive Compensation Plan (the “MICP”). Annual incentive payments made to the Named Executive Officers are based on the Company’s level of achievement of Company-wide annual sales revenue and earnings per share objectives, as well as divisional profitability and sales objectives, all as established under the Company’s annual operating plan. Each objective is assigned a relative weighting for each Named Executive Officer. The weightings result in executives’ incentives being tied most heavily to those factors over which they have the greatest influence.

          Prior year performance, current market and peer company performance are taken into account in establishing performance goals.

Goals are established to promote growth and profitability that exceed the previous year’s performance and is at or above the historical performance of key competitors. Existing market conditions are taken into account to ensure that goals have a reasonable probability of being achieved.

          For 2007, our Named Executive Officers had targeted annual incentive opportunities ranging from 60% to 120% of base salary. Target opportunities are established prior to the start of each year with consideration given to the 60th percentile and the other factors discussed above. On average, target annual incentive opportunities for the Named Executive Officers exceeded the 60th percentile for the closest market comparator by 15%, largely due to the annual incentive targets for our division heads being set above the 60th percentile. The Company believes this is appropriate given the degree to which our divisions operate autonomously and the ability of division heads to directly impact annual financial performance.

          Under the MICP, target award opportunities, weightings and associated performance objectives must be determined and approved by the Committee or Board of Directors no later than 90 days after the beginning of the fiscal year. Typically, target award opportunities, weightings and associated performance objectives for a particular fiscal year are approved in the December preceding the start of that fiscal year. At that time, the Committee may identify items that will be excluded from the calculation of incentive payments, such as the impact of foreign exchange rates, transaction costs and accretive or dilutive effect of merger and acquisition activity and non-recurring charges (collectively, “non-operating items”).

          Target opportunities and associated weightings for 2007 are provided below for each of the Named Executive Officers.

	Performance Measure Weighting

Name	Earnings Per Share	Company Sales	Division Sales	Division Operating Profit	Target Incentive (%)	Target Incentive ($)

Daniel J. Starks	75%	25%	na	na	120%	$1,170,000
John C. Heinmiller	75%	25%	na	na	100%	$610,000
Michael T. Rousseau	25%	na	50%	25%	100%	$500,000
Joseph H. McCullough	25%	na	50%	25%	70%	$332,500
George J. Fazio	25%	na	25%	50%	60%	$240,000
Michael J. Coyle	25%	na	25%	50%	87%	$435,000

          Historically, Company-wide performance objectives have been set so they require double digit growth over the previous year’s revenue and profitability results. For example, in December 2006, the Board approved our 2007 operating plan and the Company-wide revenue and earnings per share targets of $3.768 billion and $1.73 (excluding the impact of non-operating items), respectively, that were included within the operating plan. When the Board approved the operating plan, the 2007 revenue and earnings per share targets reflected an increase of approximately 15% over the revenues and earnings per share that we expected, at that time, to achieve for the full year 2006.

          Division goals related to sales and operating profit are established in support of Company-wide revenue and earnings per share targets with additional consideration given to division-specific market conditions and each division’s stage in its growth cycle. For example, although division-specific targets in the aggregate are intended to be consistent with the Company-wide objectives, growth rates implicit in targets for any one division may be above or below the growth rates targeted for the entire Company, due to faster or slower growth in relevant product markets or smaller or larger market shares.

          These considerations result in Company-wide and division goals that are consistent in their difficulty to achieve and probability for success. Performance objectives are set at a level that we believe is aggressive enough to inspire top performance but reasonable enough to be realistically achievable. Goals are established to challenge executives to maximize year over year growth in sales and profitability but are at the same time intended to be reasonable in that they can be achieved by the efficient execution of operating plans.

          Upon completion of each fiscal year, the Committee determines and certifies in writing the payout levels associated with Company-wide and division performance results. The actual incentive payout for each performance objective may range from 0% to 200% of target depending upon the extent to which the performance objective was achieved. Incentive payments are not made if actual performance is less than 90% of targeted levels.

          For 2007, earnings per share performance resulted in a payout equal to 105% of target and Company sales resulted in a payout equal to 97% of the targeted award opportunity. Division sales payouts for the Named Executive Officers ranged from 85% of target to 97% of target and division profitability payouts for the Named

Executive Officers ranged from 96% of target to 98% of target. This resulted in overall payments to the Named Executive Officers (other than Mr. Coyle) ranging from 95.5% of target to 103.0% of target, and a payout of 59.7% of target for Mr. Coyle (99.5% of the target after its adjustment to reflect the reduction in his salary effective July 1, 2007).

          The Committee has no discretion under the MICP to increase any executive’s incentive target or payout that would be due upon the attainment of performance objectives, or otherwise modify performance objectives associated with the performance period. However, the Committee may in its discretion reduce or eliminate individual incentive targets or payouts for a performance period. The Committee did not exercise this discretion for any incentive payments earned in 2007.

          Incentive awards are typically paid in February after the prior year’s audited results are available and payout levels are certified by the Committee. Incentive payouts to the Named Executive Officers for 2007 are summarized in the following table:

Name	Target Incentive	2007 Incentive Payout	Payout as a % of Target

Daniel J. Starks	$1,170,000	$1,205,100	103.00%
John C. Heinmiller	$610,000	$628,300	103.00%
Michael T. Rousseau	$500,000	$496,250	99.25%
Joseph H. McCullough	$332,500	$328,344	98.75%
George J. Fazio	$240,000	$229,200	95.50%
Michael J. Coyle (1)	$435,000	$259,695	59.70%

Footnotes

(1)

Mr. Coyle’s payout reflects the fact that his annual salary was reduced from $500,000 to $100,000 on July 2, 2007 in connection with his resignation from the position of President of the CRM Division. See related discussion on page 29.

          In December of 2007, the Compensation Committee established target award opportunities as a percentage of base salary, performance objectives and relative weightings for the 2008 fiscal year. Target award opportunities for the Named Executive Officers as a percentage of base salary remain unchanged for 2008 with the exception of Mr. McCullough’s, which was increased to reflect the additional responsibilities associated with his promotion to Group President, and Mr. Fazio’s, which was increased to reflect his role as President of the U.S. Division. For 2008, Mr. McCullough and Mr. Rousseau’s annual incentives will be weighted entirely on Company-wide earnings per share and sales as a result of their broader responsibilities associated with their Group President roles. Target opportunity percentages, performance criteria and weightings for 2008 are summarized below:

	Performance Measure Weighting

	Earnings Per	Company	Division	Division Operating	Target	Target
Name	Share	Sales	Sales	Profit	Incentive (%)	Incentive ($)

Daniel J. Starks	75%	25%	na	na	120%	$1,170,000
John C. Heinmiller	75%	25%	na	na	100%	$640,000
Michael T. Rousseau	75%	25%	na	na	100%	$550,000
Joseph H. McCullough	75%	25%	na	na	100%	$525,000
George J. Fazio	25%	na	50%	25%	65%	$292,500

          Long-Term Incentive Awards

          The Committee believes that equity-based long-term incentives are a key component of total compensation for executive officers. As a result, annual, stock-based, long-term incentive compensation typically exceeds annual cash compensation. The purpose of long-term incentive awards is to enhance the growth and profitability of St. Jude Medical by linking the compensation of key employees to the Company’s stock price performance.

          Long-term incentive compensation is provided to executives through stock options and restricted stock. Stock options are granted under the Company’s shareholder-approved 1997, 2000, 2002, 2006 and 2007 stock plans. All of the stock plans allow for the granting of stock options. In addition, the 2000 Stock Plan allows for the granting of restricted stock grants, the 2006 Stock Plan allows for the granting of stock appreciation rights (SARs) and the 2007 Stock Plan allows for the granting of many different award vehicles including restricted stock, restricted stock units, performance shares and SARs. To date, the Company has granted primarily stock options. Limited restricted stock grants have also been made in connection with the hiring and promotion of executive officers.

          The Committee annually reviews the potential dilutive effect of equity award programs from both a share and economic basis as compared to the primary peer group companies.

          Stock Option Awards

          Stock options are intended to align the interests of key executives and shareholders by placing a portion of the key executives’ compensation at risk, tied to long-term shareholder value creation. Stock options have value only to the extent that the price of the Company’s stock on the date of exercise exceeds the exercise price, which is equal to the fair market value of the stock on the date of grant. To encourage a longer term perspective and retain our employees, stock options generally cannot be exercised immediately, and generally become exercisable over a four-year period.

          The number and type of options granted to the Chief Executive Officer is recommended by the Committee and approved by the Board of Directors. In determining the Chief Executive Officer’s stock option award, the Committee considers the 60th percentile of the primary peer group data related to long-term incentive awards as well as the Company’s performance relative to the primary peer group.

          The number and type of options granted to the other Named Executive Officers is recommended by the Chief Executive Officer and approved annually by the Committee. Stock option awards are determined with consideration given to the 60th percentile of the external market as well as individual performance, ability to impact key initiatives, and the degree to which the executive’s duties and responsibilities match those of the closest market comparator. No pre-assigned weighting is given to these factors but they are used to determine appropriate positioning to the 60th percentile. If an executive consistently exceeds performance targets, a grant above the 60th percentile may be given in order to recognize performance. The Company may also choose to grant above the 60th percentile to take advantage of the retention feature inherent in stock options that vest over time in order to retain an executive who is leading a key initiative or has the potential to assume a key management position in the future. The Company may choose to grant below the 60th percentile in the event that performance objectives were not fully met or the executive is new to his or her position.

          The number of shares subject to each option award granted to the Chief Executive Officer and other Named Executive Officers during fiscal year 2007, as well as the grant date fair values of these awards, is shown in the Grants of Plan-Based Awards table on page 33. On average, long-term incentive awards for Named Executive Officers (excluding Mr. Coyle, who did not receive a grant), including both stock options and restricted shares, were equal to the 60th percentile for the closest market comparator.

          Stock option awards are generally made in December of each year on a date coinciding with a regularly scheduled Board of Directors meeting. This date falls after the release of the Company’s third quarter earnings and prior to the end of the Company’s fourth quarter. In certain cases, stock options may be granted to new hires upon commencement of employment with the Company or to existing employees upon promotion to a higher level position. In those cases the grant date is determined to be the first Wednesday of the month following the later of commencement of employment or written approval of the grant. If the first Wednesday of the month is within seven days before an earnings release, the grant date is the third business day following the earnings release. In all cases, the exercise price is the fair market value of our common stock on the date of grant.

          Restricted Stock Awards

          We believe restricted shares provide an immediate and direct link to shareholder interests. The timing and number of shares granted are based on the Company’s future business plans and the executive officer’s ability to impact those plans. Restricted share awards are generally made to new executive officers in order to immediately further align their interests with shareholders. In December 2007, Mr. Rousseau and Mr. McCullough each received 4,000 restricted shares in recognition of their promotion to the position of Group President. No other restricted shares were granted to Named Executive Officers in 2007.

          Perquisites and Other Benefits

          The Company provides perquisites and other benefits to the Named Executive Officers, including health care benefits, dental, vision, disability and life and supplemental disability insurance coverage. The goal of these programs is to provide appropriate health and welfare benefits. Executive Officers participate in the medical, dental and vision plans that are available to all exempt employees. The Company provides salaried employees whose salary, commission and bonus exceed $150,000 with a death benefit equal to twice the annual salary, commission and bonus of such salaried employees, up to a maximum death benefit of $1,250,000. In addition, the Company pays supplemental disability insurance premiums for some of the Named Executive Officers.

          The Company also provides retirement savings vehicles to employees and in some cases matches a portion of the amount contributed by employees. The Company’s 401(k) plan matches 100% of the first 3% of compensation contributed by employees. Additionally, the Company provides a Management Savings Plan (“MSP”) with additional matching payments for employees, including the Named Executive Officers, whose annual salary, commission and bonus exceed the IRS qualified plan limit. The MSP is consistent with the deferred compensation plans offered by peer group companies and general industry companies. The Company does not offer a qualified pension plan or a supplemental executive retirement plan, so the MSP is an important vehicle to allow executives to set aside earnings for retirement. The Company also has a profit sharing plan under which the Company may make contributions to employee retirement accounts based on Company financial performance and an employee stock purchase plan that allows employees to purchase stock at a discount to the market price. The 401(k) plan, MSP, profit sharing plan and employee stock purchase plan do not factor into decisions related to other elements of compensation for the Named Executive Officers other than to support the Company’s overall strategy to attract and retain executive talent.

          In addition to participating in the benefit programs described above, the Named Executive Officers receive certain perquisites that the Company believes are consistent with perquisites provided to senior executives in similar-sized companies, based on its annual review of available survey data. For 2007, perquisites for the Named Executive Officers included an annual cash perquisite allowance ranging from $17,250 to $26,000. The cash perquisite allowance is in lieu of car allowances, financial planning and other perquisites which are provided by similar size companies. The Company chooses to use a cash allowance approach because it is easily administered and can be easily adjusted on an annual basis in response to shifts in market practices. Unlike base salaries, cash perquisites are excluded from the determination of benefits under other Company programs such as the MICP and the Company’s profit sharing plan.

          Named Executive Officers may also participate in our charitable contribution matching program under which eligible charitable matching contributions are matched by the Company up to a maximum of $1,000 each year, except that matching contributions to the United Way are not capped. Each Named Executive Officer may also receive reimbursement for one physical examination every 12 months up to a maximum of $1,600 per exam.

          Stock Ownership Guidelines

          The Company maintains stock ownership guidelines which set stock ownership targets that all executive officers and Directors are expected to achieve. Targeted stock ownership levels range from three times base salary for the Chief Executive Officer to two times base salary for each of the other Named Executive Officers. Stock ownership guidelines for Directors are set at five times the annual retainer for Directors, or $270,000.

          Ownership levels are determined by including stock acquired through open market, option plan or employee stock purchase plan purchases, shares obtained in lieu of earned compensation, shares earned under restricted stock grants, and the “in the money” value of vested stock options. As of the date of this proxy statement, all Named Executive Officers have met their ownership guidelines.

          Employment, Termination, Change of Control and Indemnification Agreements

          The Company has entered into change of control severance agreements (the “Severance Agreements”) with 22 of its senior executives, including all of the Named Executive Officers. Each Severance Agreement provides a benefit to the executive in the event that the executive is involuntarily terminated, other than for cause, following a change in control. A benefit is also provided if the executive terminates his or her employment for good reason in the two years following a change in control. The Company has selected this “double trigger” approach because it protects the covered executives from the possibility of a termination of their employment following a Change in Control while at the same time providing for payment only if such a termination of employment actually occurs.

          In the event of a qualifying termination, each Named Executive Officer is provided with a lump sum payment equal to 2.9 times his or her annual base salary, target annual incentive percentage, and annual perquisite allowance. In addition, for a period of three years, the executive is entitled to receive, at the Company’s expense, health, accident, disability and life insurance benefits substantially similar to those provided immediately prior to termination. In the event that any payments associated with a change in control, whether covered by the Severance Agreement or any other plan, would be subject to excise tax under section 280G of the Internal Revenue Code, the Company will provide the executive with a payment to cover the excise tax plus a gross-up payment to cover any taxes applied to the excise tax payment. The Company will also reimburse the executive for any legal fees and expenses incurred by the executive as a result of the termination of his or her employment, including costs incurred in contesting or disputing the termination or seeking to obtain or enforce any right under the Severance Agreement.

          We believe these arrangements are necessary in order to retain key executives during the transition period following a change in control and allow them to focus on Company-related matters rather than seeking new employment opportunities. We believe the benefits provided are reasonable in light of those provided to named executive officers at similar-sized companies and the amount of time normally required to find executive employment opportunities. The Severance Agreements are discussed in greater detail on page 39.

          Each of our Named Executive Officers is a party to an indemnification agreement with the Company. The Company enters into indemnification agreements with executives to clarify their indemnification rights under the Company’s articles of incorporation and bylaws and Minnesota law. The indemnification agreements are discussed in greater detail on page 39.

          The Severance Agreements and indemnification agreements do not factor into decisions related to other elements of compensation other than to support the overall strategy of attracting and retaining executive talent.

          Mr. Coyle resigned from the position of President of the CRM Division but agreed to stay with the Company to assist with certain transitional matters. Effective July 2, 2007, Mr. Coyle’s annual base salary was reduced from $500,000 to $100,000. In November of 2007, Mr. Coyle entered into a consulting agreement with the Company under which he is paid a retainer of $4,000 per month to provide consulting services to the Company during the 2008 calendar year. Mr. Coyle is prohibited from competing directly or indirectly with the Company in the field of cardiac rhythm management at any time during the term of the agreement, and is prohibited from competing with the Company in the fields of atrial fibrillation and neuromodulation until July 1, 2008.

          Tax Implications of Executive Compensation

          Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to certain of its executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation, provided it is paid pursuant to a plan that has been approved by shareholders, the performance goals are objective and determined by a committee of the board of directors which is comprised solely of two or more outside directors, and the compensation is paid only after the committee certifies that the performance goals and any other material terms were in fact satisfied.

          All awards to the Named Executive Officers made for fiscal 2007 under the Company’s short- and long-term incentive plans (other than the 4,000 shares of restricted stock granted to Messrs. Rousseau and McCullough) qualify as performance-based compensation under Section 162(m), and therefore are excluded from the $1,000,000 cap on compensation for deductibility purposes.

          It is the Committee’s intention to use incentive compensation as a substantial component of the Company’s executive compensation program and to attempt to structure incentive compensation so that the Company will not lose deductions under Section 162(m). While the Committee intends to continue to provide compensation opportunities to its executives in as tax-efficient a manner as possible, it recognizes that from time to time it may be in the best interests of shareholders to provide non-deductible compensation.

Compensation Committee Report

          We have reviewed and discussed with management the Compensation Discussion and Analysis prepared by management. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis prepared by management be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

Stuart M. Essig, Chairperson
John W. Brown
Wendy L. Yarno

Summary Compensation Table

          The following table shows the cash and non-cash compensation for the last two fiscal years awarded to or earned by the individuals who served as our chief executive officer, chief financial officer and each of our three other most highly compensated executive officers during fiscal year 2007. In addition, the table includes Mr. Coyle, who would have been one of our three other most highly compensated executive officers but for the fact that he was not an executive officer on December 29, 2007. These six individuals are collectively referred to as the “Named Executive Officers”.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	All Other Compen- sation ($)		Total ($)

Daniel J. Starks
Chairman, President and	2007	975,000	-0-	1,731,315		1,205,100	88,375	(5)	4,025,790
Chief Executive Officer	2006	975,000	-0-	3,744,342	(6)	1,009,125	63,180		5,791,647

John C. Heinmiller
Executive Vice President and	2007	610,000	-0-	1,291,943		628,300	67,565	(7)	2,621,808
Chief Financial Officer	2006	580,000	-0-	1,520,634		500,250	66,560		2,667,444

Michael T. Rousseau	2007	500,000	2,109	1,263,844		496,250	62,185	(8)	2,324,388
Group President	2006	475,000	-0-	1,490,635		106,875	61,180		2,667,444

Joseph H. McCullough	2007	475,000	2,109	1,004,391		328,344	62,185	(8)	1,872,029
Group President	2006	450,000	-0-	1,218,222		302,400	61,180		2,031,802

George J. Fazio	2007	400,000	-0-	553,764		229,200	56,588	(9)	1,239,552
President, U.S. Division	2006	362,500	-0-	633,665		204,359	53,884		1,254,408

Michael J. Coyle(10)	2007	300,000	-0-	1,165,298		259,695	96,442	(11)	1,821,435
Former President, Cardiac Rhythm Management Division	2006	475,000	-0-	1,490,635		278,944	64,726		2,309,305

Footnotes

(1)	Includes amounts deferred at the discretion of the executive officer pursuant to our 401(k) plan and our Management Savings Plan.

(2)

The amounts in this column are calculated based on FAS 123(R) and equal the financial statement compensation cost for restricted stock awards as recognized in our consolidated statement of earnings for the fiscal year 2007. The compensation cost is based on the fair value of the restricted stock grant (the Company’s closing stock price on the date of grant multiplied by the number of shares subject to the award).

(3)

The amounts in this column are calculated based on FAS 123(R) and equal the financial statement compensation cost for stock option awards as recognized in our consolidated statement of earnings for the fiscal year 2007. The compensation cost is based on the fair value of the stock option grants as estimated using the Black-Scholes option pricing model. The assumptions used to estimate fair value are discussed in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 29, 2007.

(4)

We award bonuses to the Named Executive Officers solely based on our achievement of certain performance targets. Accordingly, bonus amounts are reported in the Non-Equity Incentive Plan Compensation column. The amounts in this column relate to awards grants under the MICP. The MICP and these awards are described above under the heading “Compensation Discussion and Analysis” above.

(5)

Consists of retirement plan contributions of $37,375, a perquisite allowance of $26,000 and a Company match of a charitable contribution. In 2007, the Company purchased life insurance for salaried employees generally providing a death benefit equal to the lesser of $500,000 or twice the annual salary, commission and bonus of such salaried employees. For employees whose annual salary, commission and bonus exceeded $150,000 and who participated in the Company’s Management Savings Plan, the Company purchased supplemental life insurance providing a death benefit equal to the lesser of $1,250,000 or twice the annual salary, commission and supplemental bonus of such salaried employees. As of December 31, 2006, Mr. Starks declined coverage under this program and therefore no longer receives a life insurance benefit from the Company.

(6)

This amount is compensation cost for option grants made to Mr. Starks in years prior to 2006. At its December 2006 meeting, the Board of Directors determined to grant Mr. Starks a stock option for 300,000 shares. Mr. Starks declined to accept this grant.

(7)

Consists of retirement plan contributions of $37,375, a perquisite allowance, the cost of medical exam reimbursement under the St. Jude Medical, Inc. Executive Physical Program, the cost of supplemental disability insurance premiums paid by the Company and the incremental cost of life insurance premiums paid by the Company for coverage in excess of that purchased by the Company for salaried employees generally.

(8)

Consists of retirement plan contributions of $37,375, a perquisite allowance and the incremental cost of life insurance premiums paid by the Company for coverage in excess of that purchased by the Company for salaried employees generally.

(9)

Consists of retirement plan contributions of $37,375, a perquisite allowance, the cost of medical exam reimbursement under the St. Jude Medical, Inc. Executive Physical Program and the incremental cost of life insurance premiums paid by the Company for coverage in excess of that purchased by the Company for salaried employees generally.

(10)

Mr. Coyle resigned from his position as President of the CRM Division effective July 1, 2007 (and terminated his employment with the Company on December 31, 2007). Although Mr. Coyle was not serving as an executive officer at the end of fiscal 2007, the amount of financial statement compensation expense recognized by the Company for stock option awards previously granted to Mr. Coyle caused Mr. Coyle's total compensation, as calculated for purposes of this table, to require his inclusion in the table. Because Mr. Coyle is no longer an executive officer of the Company, he will not be included in this table in future proxy statements.

(11)

Consists of retirement plan contributions of $37,375, cashed-out accrued vacation time of $32,757, a perquisite allowance, the cost of supplemental disability insurance premiums paid by the Company and the incremental cost of life insurance premiums paid by the Company for coverage in excess of that purchased by the Company for salaried employees generally.

Grants of Plan-Based Awards

          The following table summarizes the 2007 grants of equity and non-equity incentive plan-based awards to the Named Executive Officers.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)(2)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(5)

Daniel J. Starks		702,000	1,170,000	2,340,000
	12/10/07						320,000	(3)	40.55	4,568,352

John C. Heinmiller		366,000	610,000	1,220,000
	12/10/07						160,000	(3)	40.55	2,284,176

Michael T. Rousseau		300,000	500,000	1,000,000
	12/10/07				4,000	(4)			-0-	162,200
	12/10/07						122,000	(3)	40.55	1,741,684

Joseph H. McCullough		199,500	332,500	665,000
	12/10/07				4,000	(4)			-0-	162,200
	12/10/07						118,000	(3)	40.55	1,684,580

George J. Fazio		175,500	292,500	585,000
	12/10/07						76,000	(3)	40.55	1,084,984

Michael J. Coyle		182,700	304,500	609,000

Footnotes

(1)

Actual amounts paid under the MICP based on our 2007 performance are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The performance objectives and target opportunities for awards under the MICP for each year are typically set at the Board of Directors and Compensation Committee meetings held in the December preceding the year for which performance is to be measured. For example, on December 12, 2006, the Board of Directors and Compensation Committee set the performance targets for fiscal year 2007. The performance targets are described in “Compensation Discussion and Analysis” above.

(2)	All restricted share and option grants made to the Named Executive Officers were made under the St. Jude Medical, Inc. 2007 Stock Incentive Plan.

(3)	These options vest in equal installments on each of the first four anniversary dates of the date of grant, subject to acceleration of vesting upon a change in control.

(4)

These shares vest in equal installments on each of the first four anniversary dates of the date of grant, subject to acceleration of vesting upon a change in control. Although the Company has never paid dividends on its common stock, any dividends or other cash distributions payable with respect to our common stock in the future would be payable with respect to these restricted shares at the same time and in the same amounts as to shareholders of the Company generally.

(5)

The assumptions used to estimate the fair value of stock options are discussed in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 29, 2007. The fair value of the restricted shares in this column was computed by multiplying the number of shares by the closing market price of a share of common stock on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

          The following table shows the unexercised options and unvested stock awards held at the end of fiscal year 2007 by the Named Executive Officers.

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Daniel J. Starks
	80,000		-0-		6.77	10/13/2009
	300,000		-0-		13.14	12/13/2008
	800,000		-0-		13.14	12/13/2008
	600,000		-0-		19.73	02/15/2010
	400,000		-0-		24.83	04/15/2011
	240,000	(1)	80,000	(1)	39.18	04/23/2012
	200,000		-0-		39.18	04/23/2012
	108,000	(2)	108,000	(2)	51.91	12/13/2013
	-0-	(3)	320,000	(3)	40.55	12/10/2015

John C. Heinmiller
	210,000		-0-		18.26	12/10/2009
	160,000		-0-		17.36	12/09/2010
	160,000		-0-		30.95	12/08/2011
	90,000	(4)	30,000	(4)	41.84	12/14/2012
	54,000	(2)	54,000	(2)	51.91	12/13/2013
	37,500	(5)	112,500	(5)	38.00	12/12/2014
	-0-	(3)	160,000	(3)	40.55	12/10/2015

Michael T. Rousseau
	220,000		-0-		15.43	06/28/2009
	165,000		-0-		18.26	12/10/2009
	180,000		-0-		17.36	12/09/2010
	150,000		-0-		30.95	12/08/2011
	90,000	(4)	30,000	(4)	41.84	12/14/2012
	53,000	(2)	53,000	(2)	51.91	12/13/2013
	26,500	(5)	79,500	(5)	38.00	12/12/2014
	12,000	(6)	12,000	(6)	38.00	12/12/2014
	-0-	(3)	122,000	(3)	40.55	12/10/2015
							4,000	(9)	164,280	(10)

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Joseph H. McCullough
	16,500		-0-		13.14	12/13/2008
	50,000		-0-		15.43	06/28/2009
	70,000		-0-		18.26	12/10/2009
	100,000		-0-		17.36	12/09/2010
	100,000		-0-		30.95	12/08/2011
	57,000	(4)	19,000	(4)	41.84	12/14/2012
	10,000	(7)	10,000	(7)	39.45	02/08/2013
	47,000	(2)	47,000	(2)	51.91	12/13/2013
	26,500	(5)	79,500	(5)	38.00	12/12/2014
	-0-	(3)	118,000	(3)	40.55	12/10/2015
							4,000	(9)	164,280	(10)

George J. Fazio
	63,000		-0-		11.28	7/3/2008
	80,000		-0-		15.43	6/28/2009
	60,000		-0-		18.26	12/10/2009
	46,000		-0-		17.36	12/9/2010
	39,800		-0-		30.95	12/8/2011
	7,500	(8)	2,500	(8)	33.13	8/30/2012
	45,000	(4)	15,000	(4)	41.84	12/14/2012
	21,600	(2)	21,600	(2)	51.91	12/13/2013
	16,000	(5)	48,000	(5)	38.00	12/12/2014
	-0-	(3)	76,000	(3)	40.55	12/10/2015

Michael J. Coyle
	150,000		-0-		30.95	12/08/2011
	90,000	(4)	30,000	(4)	41.84	12/14/2012
	53,000	(2)	53,000	(2)	51.91	12/13/2013
	26,500	(5)	79,500	(5)	38.00	12/12/2014
	5,000	(6)	5,000	(6)	38.00	12/12/2014

Footnotes

(1)	Granted on April 23, 2004; these options vest 25% on each of the first four anniversary dates of the date of grant.

(2)	Granted on December 13, 2005; these options vest 25% on each of the first four anniversary dates of the date of grant.

(3)	Granted on December 10, 2007; these options vest 25% on each of the first four anniversary dates of the date of grant.

(4)	Granted on December 14, 2004; these options vest 25% on each of the first four anniversary dates of the date of grant.

(5)	Granted on December 12, 2006; these options vest 25% on each of the first four anniversary dates of the date of grant.

(6)	Granted on December 12, 2006; these options vest 50% on each of the first two anniversary dates of the date of grant.

(7)	Granted on February 8, 2005; these options vest 25% on each of the first four anniversary dates of the date of grant.

(8)	Granted on August 30, 2004; these options vest 25% on each of the first four anniversary dates of the date of grant.

(9)	Granted on December 10, 2007; these shares of restricted stock vest 25% on each of the first four anniversary dates of the date of grant.

(10)	Determined by multiplying the Company’s closing stock price on the last day of the fiscal year by the number of shares subject to the award.

Option Exercises

          The following table summarizes information with respect to stock option awards exercised during fiscal year 2007 by each of the Named Executive Officers.

	Option Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)

Daniel J. Starks	200,000	6,369,000

John C. Heinmiller	155,000	4,936,750

Michael T. Rousseau	230,000	6,496,200

Joseph H. McCullough	-0-	-0-

George J. Fazio	26,252	900,313

Michael J. Coyle	930,000	27,571,480

Footnotes

(1)	Calculated by subtracting the exercise price per share from the closing market price per share of our common stock on the date of exercise.

Nonqualified Deferred Compensation

          The following table shows the executive contributions, Company contributions, earnings and account balances for the Named Executive Officers in the St. Jude Medical Management Savings Plan (the “MSP”), an unfunded, unsecured deferred compensation plan. The MSP allows participants to defer up to 100% of their base pay, MICP bonus, and other bonus and commission compensation. The Company makes matching contributions of 100% of deferrals up to 3% of the first $100,000 above the Internal Revenue Code plan limit ($225,000 in 2007), and may also make profit sharing contributions to participants’ accounts. Company contributions vest 20% for each year of a participant’s service. Deferred amounts and Company contributions are deemed to be invested in one or more investment options made available by the Company. Participants may change their investment elections at any time. Each participant’s account is credited with the net returns of the investment funds selected by the participant. Participants generally can elect to make withdrawals of their contributions from the MSP beginning at any time at least two years after the end of the year in which the funds to be withdrawn were initially deferred into the MSP.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)

Daniel J. Starks	48,750	13,000	35,120	575,335

John C. Heinmiller	280,625	13,000	30,160	690,005

Michael T. Rousseau	497,328	13,000	169,578	3,891,322

Joseph H. McCullough	46,644	13,000	20,796	474,830

George J. Fazio	222,180	13,000	63,158	1,570,336

Michael J. Coyle	295,088	13,000	97,061	2,258,421

Footnotes

(1)	All of these amounts are included in the amounts reported under the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 31.

(2)	All of these amounts are included in the amounts reported under the “All Other Compensation” column of the Summary Compensation Table on page 31.

(3)

The amounts reported in this column represent the change during the last fiscal year in the value of the underlying mutual funds in which the Named Executive Officers’ deferred amounts were deemed to be invested. None of these amounts are reported as compensation in the last completed fiscal year because the earnings were not above-market or preferential.

(4)

Includes the following amounts that were previously reported as compensation to the Named Executive Officers in the Summary Compensation Table for previous years: Mr. Starks, $393,475; Mr. Heinmiller, $301,675; Mr. Rousseau, $2,728,668; Mr. McCullough, $328,897; Mr. Fazio, $199,394; and Mr. Coyle, $1,479,280.

Employment Agreements

          The Company has no written employment agreements with the Named Executive Officers. Mr. Starks had an employment agreement with the Company that expired on January 31, 2006. The compensation arrangement for each of the Named Executive Officers is described under “Compensation Discussion and Analysis” above.

Change of Control Agreements

          The Company has entered into change of control severance agreements (the “Severance

Agreements”) with 22 of its senior executives, including the Named Executive Officers. The Severance Agreements provide for certain payments and other benefits if, following a Change in Control, the Company terminates the executive’s employment without Cause or the executive terminates his or her employment for Good Reason. Such payments and benefits include: (1) severance pay equal to 2.9 times the sum of the executive’s annual salary, target bonus and certain other compensation paid to the executive during the twelve months prior to the termination; (2) three years of life, health and disability insurance substantially similar to that in effect at the time of termination; (3) the payment of legal fees and expenses relating to the termination; (4) the termination of any non-competition arrangement between the Company and the executive; and (5) a gross-up payment for certain excise taxes, if they are imposed on such payments or benefits and for any tax imposed on such gross-up payment. Under the Severance Agreements, “Cause” is defined as a conviction for felony criminal conduct; “Good Reason” is defined to include a change in the executive’s responsibility or status, a reduction in salary or benefits or a mandatory relocation; and “Change in Control” is defined to include a change in control of the type required to be disclosed under SEC proxy rules, acquisition by a person or group of 35% of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of the Company’s Board of Directors or another event the majority of the Continuing Directors determines to be a change in control.

          As described above, a Change in Control does not automatically trigger payment but rather provides for payment upon an involuntary termination of the executive’s employment or a diminishment in the executive’s duties or compensation as a result of the Change in Control. The Company has selected this “double trigger” approach because it protects the covered executives from the possibility of a termination of their employment following a Change in Control while at the same time providing for payment only if such a termination of employment actually occurs.

Potential Payments Upon Termination or Change of Control

          As described above, the Named Executive Officers do not have employment agreements with the Company, but do have Severance Agreements with the Company. The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if a Named Executive Officer’s employment had terminated on December 28, 2007, given the Named Executive Officer’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) plan, disability benefits and accrued vacation pay. Because it is unlikely that any of the Named Executive Officers would be affected by a layoff, the information below does not reflect benefits that may be available in such situations under Company plans and arrangements.

          Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

          Equity Awards

          If one of the Named Executive Officers were to die or become disabled, any exercisable stock options would remain exercisable for one year following the date of death or disability. All unexercisable stock options would immediately be cancelled and all unvested shares of restricted stock would immediately be forfeited.

          Deferred Compensation

          Each of the Named Executive Officers participates in our MSP, which permits the deferral of base salary and incentive compensation. The last column of the Nonqualified Deferred Compensation Table on page 37 reports each Named Executive Officer’s aggregate balance at December 29,

2007, under the MSP. The Named Executive Officers are entitled to receive the amount in their deferred compensation account in the event of termination of employment, subject to any claims of creditors in the event of a Company insolvency. Until distribution, the account balances continue to be credited with increases or decreases reflecting changes in the value of the investment funds in which the deferred compensation has been placed.

          Life Insurance Benefits

          For a description of the supplemental life insurance plan that provides coverage to the Named Executive Officers, see footnote 5 to the Summary Compensation Table on page 31. If a Named Executive Officer (other than Mr. Starks, who declined this benefit) had died on December 28, 2007, their survivors would have received $1,250,000 under this arrangement.

          Severance Payments

          In the event that a Change in Control of the Company (as defined under the Severance Agreements) had occurred on December 28, 2007, no payments would have been due to the Named Executive Officers unless they were also terminated without Cause or they terminated their employment for Good Reason (as those terms are defined under the Severance Agreements). The “in the money” value of options for which vesting would have accelerated on that date, regardless of whether their employment were terminated, is as follows for each of the Named Executive Officers: Mr. Starks, $317,600; Mr. Heinmiller, $428,575; Mr. Rousseau, $344,345; Mr. McCullough, $321,625; and Mr. Fazio, $206,743. The value of restricted stock for which vesting would have accelerated on that date, regardless of whether their employment were terminated, is as follows for Mr. Rousseau, $164,280 and Mr. Mr. McCullough, $164,280.

          In the event that a Change in Control had occurred on December 28, 2007 and each of the Named Executive Officers had been terminated without Cause or had terminated their employment for Good Reason on that date, severance payments to each of them would have been made as follows: Mr. Starks, $6,295,900 in salary, bonus and perk-related payments and $38,896 in health care benefits; Mr. Heinmiller, $3,607,600 in salary, bonus and perk-related payments and $47,618 in health care benefits; Mr. Rousseau, $2,969,600 in salary, bonus and perk-related payments and $43,563 in health care benefits; Mr. McCullough, $2,411,350 in salary, bonus and perk-related payments and $31,485 in health care benefits; and Mr. Fazio, $1,906,025 in salary, bonus and perk-related payments and $45,805 in health care benefits. The salary, bonus and perk-related payments would have been made in lump sums, and the health care benefits would have been provided over three years following termination. No gross-up payments would have been due in connection with the Change in Control.

Indemnification Agreements

          The Company has entered into indemnification agreements with each of its Directors and executive officers which provide for indemnification against certain costs incurred by each Director and executive officer made or threatened to be made a party to a proceeding because of his or her official capacity as a Director or executive officer. The indemnification agreements, together with the Company’s bylaws, provide for indemnification to the fullest extent permitted by Minnesota law.

PROPOSAL TO APPROVE CERTAIN AMENDMENTS TO THE ST. JUDE
MEDICAL, INC. 2007 STOCK INCENTIVE PLAN

Background

          On February 22, 2008, the Board of Directors adopted, subject to shareholder approval, certain amendments (the “Stock Plan Amendments”) to the St. Jude Medical, Inc. 2007 Stock Incentive Plan (the “2007 Stock Plan”). If adopted by our shareholders, the Stock Plan Amendments would:

•	Increase the number of shares authorized for issuance under the 2007 Stock Plan by 20 million shares, from
5 million to 25 million; and

•	Provide that, with respect to any awards granted after shareholder approval of the Stock Plan Amendments other than stock options and stock appreciation rights, the number of shares available for awards will be reduced by 2.25 shares (rather than 3.0 shares, as the 2007 Stock Plan currently provides) for each share covered by such award or to which such award relates.

Reasons for Approval

          The 2007 Stock Plan was approved by our shareholders on May 16, 2007. The purpose of the 2007 Stock Plan is to promote the interests of St. Jude Medical and our shareholders by aiding us in attracting and retaining employees, officers, consultants, advisors and non-employee Directors who we expect will contribute to our success and to enable these individuals to participate in our long-term success and growth by giving them a proprietary interest in St. Jude Medical. The purpose of the Stock Plan Amendments is to permit the Company to continue to grant awards under the 2007 Stock Plan beyond the date when the currently authorized shares have been exhausted, and more accurately reflect, in the method of counting awards against authorized shares, the relative value of options and stock appreciation rights, on the one hand, and full value awards such as restricted shares on the other.

          The 2007 Stock Plan authorizes the grant of stock options and other forms of stock-based compensation. The Board of Directors believes that stock options have been, and that stock options and other forms of stock-based compensation will be, a very important factor in attracting and retaining experienced and talented employees and non-employee Directors who can contribute significantly to the management, growth and profitability of our business. Additionally, the Board of Directors believes that stock-based compensation aligns the interests of our management and non-employee Directors with the interests of our shareholders. The availability of stock-based compensation not only increases employees’ focus on the creation of shareholder value, but also enhances employee retention and generally provides increased motivation for our employees to contribute to the future success of St. Jude Medical.

          We currently award stock options under the St. Jude Medical, Inc. 1997 Stock Option Plan, the St. Jude Medical, Inc. 2000 Stock Plan, as amended, the St. Jude Medical, Inc. 2002 Stock Plan, as amended, the St. Jude Medical, Inc. 2006 Stock Plan and the 2007 Stock Plan, and shares of restricted stock under the St. Jude Medical, Inc. 2000 Stock Plan, as amended, and the 2007 Stock Plan and may award stock appreciation rights under the St. Jude Medical, Inc. 2006 Stock Plan and the 2007 Stock Plan. As of February 29, 2008, 364,554 shares remained available for future awards under the St. Jude Medical, Inc. 1997 Stock Option Plan, 346,511 shares remained available for future awards under the St. Jude Medical, Inc. 2000 Stock Plan, as amended (including up to 107,439 shares of restricted stock), 250,991 shares remained available for future awards under the St. Jude Medical, Inc. 2002 Stock

Plan, as amended, 476,954 shares remained available for future awards under the St. Jude Medical, Inc. 2006 Stock Plan, and 2,428,540 shares remained available for future awards under the 2007 Stock Plan.

          We also issue shares of common stock to employees under the St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan, which is considered to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. As of February 29, 2008, 5,000,000 shares remained available for future awards under the 2007 Employee Stock Purchase Plan.

          A copy of the 2007 Stock Plan, as amended by the Stock Plan Amendments, is attached as Appendix A to this proxy statement, and the amended text is highlighted in bold. The following summary of the material terms of the 2007 Stock Plan as amended by the Stock Plan Amendments is qualified in its entirety by reference to the full text of the 2007 Stock Plan, as amended.

Administration

          The Compensation Committee administers the 2007 Stock Plan and has full power and authority to determine when and to whom awards are granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2007 Stock Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the 2007 Stock Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Subject to the provisions of the 2007 Stock Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has authority to interpret the 2007 Stock Plan and establish rules and regulations for the administration of the 2007 Stock Plan.

          The Compensation Committee may delegate its powers under the 2007 Stock Plan to one or more Directors (including a Director who is also one of our officers), except that the Compensation Committee may not delegate its powers to grant awards to executive officers or Directors who are subject to Section 16 of the Exchange Act, or in a way that would violate Section 162(m) of the Internal Revenue Code. The Board of Directors may also exercise the powers of the Compensation Committee at any time, so long as its actions would not violate Section 162(m) of the Internal Revenue Code.

Eligible Participants

          Any employee, officer, consultant, advisor or non-employee Director providing services to us or any of our affiliates, who is selected by the Compensation Committee or its delegate, is eligible to receive an award under the 2007 Stock Plan. As of February 29, 2008, approximately 2,100 employees, officers and Directors were eligible as a class to be selected by the Compensation Committee to receive awards under the 2007 Stock Plan.

Shares Available for Awards

          The maximum number of shares of our common stock that may be issued under all stock-based awards made under the 2007 Stock Plan is currently 5,000,000. If the Stock Plan Amendments are approved by our shareholders, the maximum number of shares authorized under the 2007 Stock Plan will be increased by 20,000,000 to 25,000,000. No person may be granted under the 2007 Stock Plan in any calendar year options, stock appreciation rights or any other awards, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, of more than 500,000 shares in the aggregate.

          The Compensation Committee will adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2007 Stock Plan.

Types of Awards and Terms and Conditions

The 2007 Stock Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	dividend equivalents;

•	performance awards of cash, stock or property;

•	stock awards; and

•	other stock-based awards.

          Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2007 Stock Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Compensation Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities or property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such option or SAR except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by us. Determinations of fair market value under the 2007 Stock Plan are made in accordance with methods and procedures established by the Compensation Committee. The term of awards may not be longer than 10 years from the date of grant, except that the term of each option and SAR may not be longer than 8 years from the date of grant. Awards will be adjusted by the Compensation Committee in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2007 Stock Plan.

          Stock Options. The holder of an option is entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee. The option exercise price may be payable either in cash or, at the discretion of the Compensation Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price.

          Stock Appreciation Rights. The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Compensation Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Compensation Committee.

          Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the

Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. The Compensation Committee may permit accelerated vesting in the case of a participant’s death, disability or retirement, or a change in control of St. Jude Medical. If the participant’s employment or service as a Director terminates during the vesting period for any other reason, the restricted stock and restricted stock units will be forfeited, unless the Compensation Committee determines that it would be in our best interest to waive the remaining restrictions.

          Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by us to our shareholders, with respect to the number of shares determined by the Compensation Committee. Dividend equivalents will be subject to other terms and conditions determined by the Compensation Committee, but the Compensation Committee may not grant dividend equivalents in connection with grants of options or SARs.

          Performance Awards. In addition to options and SARs, the Compensation Committee may grant awards under the 2007 Stock Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. A performance award may be payable in cash or stock and will be conditioned solely upon the achievement of one or more objective performance goals established by the Compensation Committee in compliance with Section 162(m) of the Internal Revenue Code. The Compensation Committee must determine the length of the performance period, establish the performance goals for the performance period, and determine the amounts of the performance awards for each participant no later than 90 days after the beginning of each performance period according to the requirements of Section 162(m) of the Internal Revenue Code.

          Performance goals must be based solely on one or more of the following business criteria, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures. The Compensation Committee may establish rules during the first 90 days of a performance period to permit the Compensation Committee to adjust any evaluation of the performance under the applicable goals to exclude the effect of certain events, including asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

          Under the 2007 Stock Plan, the Compensation Committee is required to certify that the applicable performance goals have been met prior to payment of any performance awards to participants. The maximum amount that may be paid with respect to performance awards to any participant in the aggregate in any calendar year is $3,500,000 in value, whether payable in cash, stock or other property.

          Stock Awards. The Compensation Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2007 Stock Plan.

          Other Stock-Based Awards. The Compensation Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Compensation Committee and the limitations in the 2007 Stock Plan.

Accounting for Awards

          If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates are counted against the aggregate number of shares available for awards under the 2007 Stock Plan as follows:

•	With respect to stock options and stock appreciation rights, the number of shares available for awards is reduced by one share for each share covered by such award or to which the award relates.

•	With respect to any awards other than stock options and stock appreciation rights, the number of shares available for awards is reduced by three shares for each share covered by such award or to which such award relates, except that if the Stock Plan Amendments are approved by shareholders, then with respect to any awards other than stock options and stock appreciation rights granted after such approval, the number of shares available for awards will be reduced by 2.25 shares (rather than 3.0 shares) for each share covered by such award or to which such award relates.

•	For stock appreciation rights settled in shares upon exercise, the aggregate number of shares with respect to which the stock appreciation right is exercised, rather than the number of shares actually issued upon exercise, is counted against the number of shares available for awards under the 2007 Stock Plan.

•	Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash are not counted against the aggregate number of shares available for awards under the 2007 Stock Plan.

          If any shares covered by an award or to which an award relates are not purchased or are forfeited or are reacquired by us (including shares of restricted stock, whether or not dividends have been paid on such shares), or if an award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted pursuant to the 2007 Stock Plan against the aggregate number of shares available under the 2007 Stock Plan with respect to such award, to the extent of any such forfeiture, reacquisition, termination or cancellation, are again available for granting awards under the 2007 Stock Plan. Shares that are withheld in full or partial payment of the purchase or exercise price of an award or in connection with the satisfaction of tax obligations relating to an award are not available again for granting awards under the 2007 Stock Plan.

Duration, Termination and Amendment

          Unless discontinued or terminated by the Board of Directors, the 2007 Stock Plan will expire on May 15, 2017. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2007 Stock Plan prior to expiration may extend beyond the expiration of the 2007 Stock Plan through the award’s normal expiration date.

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2007

Stock Plan at any time, although shareholder approval must be obtained for any amendment to the 2007 Stock Plan that would increase the number of shares of our common stock available under the 2007 Stock Plan, increase the award limits under the 2007 Stock Plan, permit awards of options or SARs at a price less than fair market value, permit repricing of options or SARs, or cause Section 162(m) of the Internal Revenue Code to become unavailable with respect to the 2007 Stock Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the SEC, the NYSE or any other securities exchange that are applicable to us.

Prohibition on Repricing Awards

          Without the approval of our shareholders, the Compensation Committee will not reprice, adjust or amend the exercise price of any options or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2007 Stock Plan.

Transferability of Awards

          Awards under the 2007 Stock Plan may be transferred by will or by the laws of descent and distribution and, under such circumstances as the Compensation Committee approves in any award agreement, to members of a participant’s family.

Federal Income Tax Consequences

          Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

          Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.

          Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

          Awards Other than Options and SARs. If an award is payable in shares of our common stock that are subject to a substantial risk of forfeiture, unless a special election is made by the holder of the award under the Internal Revenue Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount. As to other awards granted under the 2007 Stock Plan that are payable either in cash or shares of our common stock not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We generally will be entitled at that time to an income tax deduction for the same amount.

          Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the 2007 Stock Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2007 Stock Plan.

          Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

          Delivery of Shares for Tax Obligation. Under the 2007 Stock Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal, state or local tax obligations.

          Section 409A of the Internal Revenue Code. The Compensation Committee will administer and interpret the 2007 Stock Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the 2007 Stock Plan or any award agreement would result in such adverse consequences, the Compensation Committee may amend that provision or take other necessary action to avoid any adverse tax results and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the 2007 Stock Plan.

Historical Awards under the 2007 Stock Plan

          The following table sets forth information with respect to the grants of options and restricted stock to the Named Executive Officers, director nominees and the specified groups set forth below under the 2007 Stock Plan as of February 29, 2008.

Name and Principal Position	Options Granted	Restricted Stock Granted

Daniel J. Starks Chairman, President and Chief Executive Officer	320,000	-0-

John C. Heinmiller Executive Vice President and Chief Financial Officer	160,000	-0-

Michael T. Rousseau Group President	122,000	4,000

Joseph H. McCullough Group President	118,000	4,000

George J. Fazio President, U.S. Division	76,000	-0-

Michael J. Coyle Former President, Cardiac Rhythm Management Division	-0-	-0-

All current executive officers as a group (15 persons)	1,264,000	12,000

All current non-executive directors as a group (8 persons)	3,229	8,876

Richard R. Devenuti Director Nominee	-0-	1,268

Stuart M. Essig Director Nominee	-0-	1,268

Thomas H. Garrett III Director Nominee	-0-	1,268

Wendy L. Yarno Director Nominee	-0-	1,268

Each associate of the above-mentioned directors, executive officers or nominees	-0-	-0-

Each other person who received or is to receive 5% of such awards	-0-	-0-

All employees (other than executive officers) as a group (857 persons)	1,290,545	-0-

New Plan Benefits

No awards made under the 2007 Stock Plan prior to the date of the 2008 Annual Meeting of Shareholders have been made subject to shareholder approval of the amended 2007 Stock Plan. The number and types of awards that will be granted under the amended 2007 Stock Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The closing price of a share of our common stock, as reported on the NYSE on February 29, 2008, was $42.98.

Equity Compensation Plan Information

          The following table summarizes information regarding our equity compensation plans in effect as of December 29, 2007.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)(2)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c) (3)(4)

Stock plans approved by shareholders (5)	38,325,158	$30.63	3,452,274

St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan approved by shareholders	—-	—	5,000,000

All equity compensation plans approved by shareholders	38,325,158	$30.63	8,452,274

Equity compensation plans not approved by shareholders	—	—	—

Total	38,325,158	$30.63	8,452,274

Footnotes

(1)

As of February 29, 2008, the number of shares to be issued upon exercise of outstanding options, warrants and rights was 36,626,252, the weighted-average exercise price of outstanding options, warrants and rights was $30.79 and the remaining weighted average contractual term was 4.35 years. As of February 29, 2008, there were 135,105 shares of restricted stock outstanding. These option and restricted stock amounts include shares underlying stock options and shares of restricted stock that were assumed by us in connection with our acquisition of Advanced Neuromodulation Systems, Inc. (“ANS”).

(2)

Excludes, as of December 29, 2007, 563,037 shares underlying outstanding stock options and 122,448 shares of outstanding restricted stock assumed by us in connection with our acquisition of ANS which were originally granted pursuant to the following plans of ANS: the Quest Medical, Inc. 1995 Stock Option Plan, the Quest Medical, Inc. 1998 Stock Option Plan, the ANS 2000 Stock Option Plan, the ANS 2001 Employee Stock Option Plan, the ANS 2002 Stock Option Plan and the ANS 2004 Stock Incentive Plan. The options and restricted stock are administered pursuant to the terms of the plan under which they were originally granted. No future options or shares of restricted stock will be granted under these acquired plans.

(3)

As of February 29, 2008, the number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) was 3,867,550, of which no more than 916,952 shares can be issued as awards other than stock options or stock appreciation rights. This total does not include shares available under the 2007 Employee Stock Purchase Plan. Of the 3,867,550 shares available for future awards, 3,502,996 of those shares are under plans that provide for a maximum term of eight years, and 364,554 shares are under the St. Jude Medical, Inc. 1997 Stock Option Plan, which provides for a maximum term of ten years. Since 2000, all stock option awards have been granted with an eight year term, regardless of whether the plan under which they were granted would permit a longer term.

(4)

The shares available for future issuance as of December 29, 2007 included 106,439 shares available for restricted stock grants under the St. Jude Medical, Inc. 2000 Stock Plan, as amended and, if all remaining shares authorized for issuance under the 2007 Stock Plan were allocated to restricted stock grants such that no additional stock options could be granted under the 2007 Stock Plan, up to 793,319 shares available for restricted stock grants under the 2007 Stock Plan. As of February 29, 2008, the shares available for future issuance included 107,439 shares available for restricted stock grants under the St. Jude Medical, Inc. 2000 Stock Plan, as amended and, if all remaining shares authorized for issuance under the 2007 Stock Plan were allocated to restricted stock grants such that no additional stock options could be granted under the 2007 Stock Plan, up to 809,513 shares available for restricted stock grants under the 2007 Stock Plan.

(5)

Includes the St. Jude Medical, Inc. 1994 Stock Option Plan, the St. Jude Medical, Inc. 1997 Stock Option Plan, the St. Jude Medical, Inc. 2000 Stock Plan, as amended, the St. Jude Medical, Inc. 2002 Stock Plan, as amended, the St. Jude Medical, Inc. 2006 Stock Plan, and the St. Jude Medical, Inc. 2007 Stock Incentive Plan.

The Board of Directors recommends a vote FOR approval
of the Stock Plan Amendments.

PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF
INCORPORATION OF ST. JUDE MEDICAL, INC. TO IMPLEMENT A
MAJORITY VOTING STANDARD FOR DIRECTORS IN UNCONTESTED
ELECTIONS

Background

          Under Minnesota law and our current articles of incorporation and bylaws, Directors are elected by a plurality of the votes cast at the meeting by holders of common stock voting for the election of Directors. This means that since shareholders will be electing four Directors with terms expiring in 2011, the four nominees receiving the highest number of votes will be elected. However, in an uncontested election (where, as at the annual meeting, the number of nominees does not exceed the number of Directors to be elected), any nominee for Director who receives more votes “withheld” from his or her election than votes “for” his or her election is required under our Principles of Corporate Governance to promptly offer to tender his or her resignation following certification of the shareholder vote (the “Director Resignation Policy”). The Governance and Nominating Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance and Nominating Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose its decision whether to accept the Director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a press release. Any Director who offers to tender his or her resignation as described above will not participate in the Governance and Nominating Committee’s recommendation or Board action regarding whether to accept the resignation offer.

The Proposed Amendment

          On December 10, 2007, the Board of Directors adopted, subject to shareholder approval, an amendment to the St. Jude Medical, Inc. articles of incorporation to provide for election of Directors by majority vote in uncontested elections (the “Majority Voting Amendment”). The text of the Majority Voting Amendment is attached as Appendix B to this proxy statement. The text of the Majority Voting Amendment would replace a provision in the articles of incorporation that contains only the name and address of the Company’s initial director when the Company was formed in 1976.

          If our shareholders approve the Majority Voting Amendment, then in the future Directors will generally be elected by a majority, rather than plurality, vote. Subject to the rights, if any, of the holders of any preferred stock of the Company (none of which is currently outstanding), each Director will be elected by the vote of a majority of the votes cast with respect to the Director at a meeting of shareholders called for the election of Directors at which a quorum is present. For these purposes, “a majority of the votes cast” means that the number of votes cast “for” a Director must exceed the number of votes “against” the election of that Director.

          If, however, an election is contested, so that the number of nominees (other than nominees withdrawn on or before the 60th day before the first anniversary of the preceding year’s annual shareholder meeting) exceeds the number of Directors to be elected, Directors will be elected by a plurality of the votes present and entitled to vote.

Reasons for Approval

          The Board of Directors has carefully considered the merits of a majority vote standard compared to a plurality vote standard. The difference in standards would not have had any impact on elections of Directors of the Company since at least 1987, because all Director nominees have received vote totals exceeding a majority of the shares outstanding since then. However, the Board recognizes that requiring a majority of the votes cast ensures that only Directors with broad acceptance among the shareholders will be elected to the Board and enhances the accountability of each Board member to the shareholders. Accordingly, the Board is recommending that shareholders approve the Majority Voting Amendment.

Effect on the Director Resignation Policy

          If the Majority Voting Amendment is approved, we will retain the Director Resignation Policy to address the fact that, under Minnesota law, a director who is not re-elected retains his or her position until a replacement director is elected to the Board. In the absence of this policy, an incumbent nominee who did not receive a majority vote in their favor would nonetheless remain on the Board until their successor was elected and qualified.

Effective Time

          If approved, the Majority Voting Amendment will become effective upon its filing with the Minnesota Secretary of State, which would occur promptly after the annual meeting. As a result, the new majority voting standard would be applicable to the election of Directors beginning at our 2009 annual meeting.

The Board of Directors recommends a vote FOR approval
of the Majority Voting Amendment.

PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008. Ernst & Young LLP will audit our consolidated financial statements for 2008 and perform other services approved by the Audit Committee.

Audit and Other Fees

          The following table presents Ernst & Young LLP fees for professional services by type and amount charged to the Company during fiscal years 2007 and 2006 (in thousands):

	2007	2006

Audit Fees(1)	$4,204	$4,085
Audit-Related Fees(2)	$54	$100
Tax Fees(3)	$993	$1,468
All Other Fees	—	—

Footnotes

(1)

Audit fees represent amounts for the audit of the consolidated financial statements included in the Company’s Annual Report on Form 10-K, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and statutory audits of various Company subsidiaries outside of the United States.

(2)	Audit-related fees represent amounts for employee benefit plan audits, due diligence assistance and other attestation services.

(3)

Tax fees represent amounts for preparation or review of the Company’s income and related tax returns, tax planning and tax advice. Tax fees for preparation or review of the Company’s income and related tax returns totaled $442 (thousand) and $454 (thousand) in fiscal years 2007 and 2006, respectively.

Pre-Approval Policy for Audit and Permissible Non-Audit Services

          In 2003, the Audit Committee adopted the “Pre-Approval of Independent Auditor Services and Fees” policy. The policy requires that all services by the Company’s independent registered public accounting firm be approved in advance by the Audit Committee and expresses a preference that non-audit services be performed by persons other than the Company’s independent registered public accounting firm. Each year, the Audit Committee authorizes the terms, including the scope, and the fees for the annual audit. Once a year, the Audit Committee reviews general requests to approve non-audit matters, including fees, performed by the Company’s independent registered public accounting firm. In addition, specific requests for non-audit services by the independent registered public accounting firm may be brought to the Audit Committee from time to time. The policy also prohibits engaging the independent registered public accounting firm to perform services prohibited by law.

          In 2006 and 2007, there were no fees paid to Ernst & Young LLP that were not approved in advance by the Audit Committee.

Ratification of Appointment

          A proposal will be presented at the annual meeting to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008 in order to ascertain the views of our shareholders on this appointment. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its selection of the Company’s independent registered public accounting firm for 2008. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating the Company’s independent registered public accounting firm, may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. A representative of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement and to answer your questions.

The Board of Directors recommends a vote FOR ratification
of the appointment of Ernst & Young LLP.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

          Under SEC rules, shareholders who wish to present a proposal at the 2009 Annual Meeting of Shareholders and have it included in our proxy statement for that meeting must submit the proposal in writing to Pamela S. Krop, Secretary, St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, Minnesota 55117. We must receive your written proposal no later than November 25, 2008.

          Shareholders who intend to present a proposal at the 2009 Annual Meeting of Shareholders, but not to include the proposal in our proxy statement, must comply with the requirements established in the Company’s bylaws. The bylaws require, among other things, that a shareholder submit a written notice to the Secretary of the Company of the intention to bring a proposal before the meeting not less than 50 days nor more than 75 days prior to the meeting (or if less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given to shareholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made).

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

          We have sent to our shareholders the Notice containing instructions on how to access this proxy statement and our 2007 Annual Report to Shareholders on-line. Shareholders who received a paper copy of this proxy statement were also sent a copy of our 2007 Annual Report. Both our 2007 Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 29, 2007 are available on our website at www.sjm.com, by clicking on Investor Relations and Annual Reports and SEC Filings, respectively. Copies of the Form 10-K are available to any shareholder who submits a request in writing to St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, MN 55117, Attention: Corporate Secretary. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

OTHER MATTERS

          Whether or not you plan to attend the meeting, please vote by telephone or internet as described on the enclosed proxy card, or mark, sign, date and promptly return the proxy card sent to you in the envelope provided. No postage is required for mailing in the United States.

Daniel J. Starks
Chairman of the Board of Directors,
President and Chief Executive Officer
March 25, 2008

APPENDIX A

ST. JUDE MEDICAL, INC.

2007 STOCK INCENTIVE PLAN

AS AMENDED (2008)

A-i

SECTION 9.	GENERAL PROVISIONS	A-11

(a)	No Rights to Awards	A-11
(b)	Award Agreements	A-11
(c)	No Rights of Shareholders	A-11
(d)	No Limit on Other Compensation Plans or Arrangements	A-12
(e)	No Right to Employment or Directorship	A-12
(f)	Governing Law	A-12
(g)	Severability	A-12
(h)	No Trust or Fund Created	A-12
(i)	Securities Matters	A-12
(j)	No Fractional Shares	A-12
(k)	Headings	A-12

SECTION 10.	EFFECTIVE DATE OF THE PLAN	A-13

SECTION 11.	TERM OF THE PLAN	A-13

A-ii

ST. JUDE MEDICAL, INC.
2007 STOCK INCENTIVE PLAN, AS AMENDED (2008)

Section 1.	Purpose.

          The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Section 2.	Definitions.

          As used in the Plan, the following terms shall have the meanings set forth below:

          (a)          “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

          (b)          “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Award, Stock Award or Other Stock-Based Award granted under the Plan.

          (c)          “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

          (d)          “Board” shall mean the Board of Directors of the Company.

          (e)          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

          (f)          “Committee” shall mean the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

          (g)          “Company” shall mean St. Jude Medical, Inc., a Minnesota corporation, or any successor corporation.

          (h)          “Director” shall mean a member of the Board.

          (i)          “Dividend Equivalent” shall mean any right granted under Section 6(d) of the Plan.

           (j)          “Eligible Person” shall mean any employee, officer, consultant, advisor or non-employee Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

          (k)          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          (l)          “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares on the New York Stock Exchange as reported in the consolidated transaction reporting system on such date or, if such Exchange is not open for trading on such date, on the most recent preceding date when such Exchange is open for trading.

          (m)          “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

          (n)          “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

          (o)          “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (p)          “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

          (q)          “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

          (r)          “Performance Award” shall mean any right granted under Section 6(e) of the Plan.

          (s)          “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

          (t)          “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

          (u)          “Plan” shall mean this St. Jude Medical, Inc. 2007 Stock Incentive Plan, as amended from time to time.

          (v)          “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

          (w)          “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

          (x)          “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

          (y)          “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

          (z)          “Shares” shall mean shares of Common Stock, par value of $0.10 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

          (aa)          “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

          (bb)          “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.

Section 3.	Administration.

          (a)          Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award

Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A of the Code to avoid any adverse tax results thereunder and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. In this regard, if any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A of the Code, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A of the Code shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

          (b)          Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

          (c)          Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

Section 4.	Shares Available for Awards.

          (a)          Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be

25,000,000. Shares to be issued under the Plan will be authorized but unissued Shares or Shares that have been reacquired by the Company and designated as treasury shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including shares of Restricted Stock, whether or not dividends have been paid on such shares), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted pursuant to Section 4(b) of the Plan against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall not be available for granting Awards under the Plan.

          (b)          Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted, in accordance with this Section 4(b), on the date of grant of such Award against the aggregate number of Shares available for Awards under the Plan. With respect to Options and Stock Appreciation Rights, the number of Shares available for Awards under the Plan shall be reduced by one Share for each Share covered by such Award or to which such Award relates. With respect to any Awards other than Options and Stock Appreciation Rights that were granted prior to the Company’s 2008 annual meeting of shareholders, the number of Shares available for Awards under the Plan shall be reduced by three Shares for each Share covered by such Award or to which such Award relates. With respect to any Awards other than Options and Stock Appreciation Rights that are granted after the Company’s 2008 annual meeting of shareholders, the number of Shares available for Awards under the Plan shall be reduced by 2.25 Shares for each Share covered by such Award or to which such Award relates. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is exercised, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. Awards that do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

          (c)          Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan.

          (d)          Award Limitations Under the Plan.

                        (i)          Section 162(m) Limitation for Certain Types of Awards. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 500,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any calendar year.

                         (ii)          Section 162(m) Limitation for Performance Awards. The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any calendar year shall be $3,500,000 in value, whether payable in cash, Shares or other property. This limitation does not apply to any Award subject to the limitation contained in Section 4(d)(i) of the Plan.

Section 5.	Eligibility.

          Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.	Awards.

          (a)          Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

                        (i)          Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

                        (ii)          Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 8 years from the date of grant.

                        (iii)          Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other

Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

          (b)           Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided, however, that the term of each Stock Appreciation Right shall not be longer than 8 years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

          (c)           Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

                          (i)           Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death, disability or retirement or a change in control of the Company.

                          (ii)           Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

                          (iii)           Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

          (d)           Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons.

          (e)           Performance Awards. The Committee is hereby authorized to grant to Eligible Persons Performance Awards which are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan may be payable in cash or in Shares (including, without limitation, Restricted Stock). Performance Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Performance Awards to the extent required by Section 162(m).

          (f)           Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

          (g)           Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and the Award Agreement. Shares, or other securities delivered pursuant to a purchase right granted under this Section 6(g), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

          (h)           General.

                          (i)           Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

                          (ii)           Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                          (iii)           Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

                          (iv)           Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant; provided, however, that the term of each Option and Stock Appreciation Right shall not be longer than 8 years from the date of grant.

                          (v)           Limits on Transfer of Awards. Except as otherwise provided by the Committee or the terms of this Plan, no Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                          (vi)           Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7.	Amendment and Termination; Corrections.

          (a)           Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that:

                          (i)           requires shareholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to the Company;

                          (ii)           increases the number of shares authorized under the Plan as specified in Sections 4(a) and 4(b) of the Plan;

                          (iii)           increases the number of shares subject to the limitations contained in Section 4(d) of the Plan;

                          (iv)           permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3(a)(v) of the Plan;

                          (v)           permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b)(ii) of the Plan; and

                          (vi)           would cause Section 162(m) of the Code to become unavailable with respect to the Plan.

          (b)           Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof.

          (c)           Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.	Income Tax Withholding.

          In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.	General Provisions.

          (a)           No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

          (b)           Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

          (c)           No Rights of Shareholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

          (d)           No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

          (e)           No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

          (f)           Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

          (g)           Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

          (h)           No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

          (i)           Securities Matters. The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

          (j)           No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

          (k)           Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.	Effective Date of the Plan.

          The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on May 16, 2007 and the Plan shall be effective as of the date of such shareholder approval.

Section 11.	Term of the Plan.

          The Plan shall terminate at midnight on May 15, 2017, unless terminated before then by the Board. Awards may be granted under the Plan until the Plan terminates or until all Shares available for Awards under the Plan have been purchased or acquired; provided, however, that Incentive Stock Options may not be granted following the 10-year anniversary of the Board’s adoption of the Plan. The Plan shall remain in effect as long as any Awards are outstanding.

Adopted by Board February 23, 2007, subject to and effective upon shareholder approval

Approved by shareholders May 16, 2007

Amended by Board February 22, 2008, subject to and effective upon shareholder approval

APPENDIX B

AMENDMENT TO ARTICLES OF INCORPORATION

Article X of the Articles of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE X

Election of Directors

Subject to the rights, if any, of the holders of one or more series of Preferred Stock, voting separately by series to elect directors in accordance with the terms of such Preferred Stock, each director shall be elected by the vote of a majority of the votes cast with respect to the director at a meeting of shareholders called for such purpose at which a quorum is present. For purposes of this paragraph, “a majority of the votes cast” means that the number of votes cast “for” a director must exceed the number of votes “against” the election of that director.

Notwithstanding the preceding paragraph of this Article X, directors shall be elected by a plurality of the votes present and entitled to vote on the election of directors at any such meeting for which the number of nominees (other than nominees withdrawn on or before the 60th day before the first anniversary of the preceding year’s annual shareholder meeting) exceeds the number of directors to be elected.

B-1

ANNUAL MEETING PROXY CARD

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

PLEASE REFER TO REVERSE SIDE FOR INTERNET VOTING INSTRUCTIONS.

Proxy – St. Jude Medical, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 9, 2008

The undersigned hereby appoints Daniel J. Starks, John C. Heinmiller and Pamela S. Krop or any one of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of St. Jude Medical, Inc., to be held May 9, 2008 at 9:30 a.m. central time, at the Minnesota History Center, 345 Kellogg Boulevard West, St. Paul, Minnesota, 55102 or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies.

The shares represented by this proxy will be voted as specified, but if no specification is made, the shares will be voted “FOR” all nominees for Directors, “FOR” Proposal 2 (unless the shares are held in the name of a broker, bank or other nominee), “FOR” Proposal 3, “FOR” Proposal 4, and in the discretion of the named proxies on all other matters.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(To be Signed on Reverse Side)

ST. JUDE MEDICAL, INC. ATTN: INVESTOR RELATIONS ONE LILLEHEI PLAZA ST. PAUL, MN 55117

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS

If you would like to reduce the costs incurred by St. Jude Medical, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to St. Jude Medical, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	STJUD1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

ST. JUDE MEDICAL, INC.
MANAGEMENT RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3 AND 4.
		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
A	Proposals

1.	To elect four members of the Board of Directors, for	o	o	o
terms ending in 2011.
01 - Richard R. Devenuti 02 - Stuart M. Essig 03 - Thomas H. Garrett III 04 - Wendy L. Yarno
					For	Against	Abstain
2.	To approve the proposed amendments to the St. Jude Medical, Inc. 2007 Stock Incentive Plan.				o	o	o

3.	To approve the proposed amendment to the St. Jude Medical, Inc. Articles of Incorporation.				o	o	o

4.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2008.				o	o	o

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please date and sign exactly as your name(s) appear(s) hereon indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

For address changes and/or comments, please check this box and write them on the back where indicated.				o
		Yes	No
Please indicate if you plan to attend this meeting.		o	o
B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 9, 2008

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Proxy Statement

2007 Annual Report

To view this material, have the 12-digit Control #’(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before April 21, 2008.

To request material: Internet: www.proxyvote.com	Telephone: 1-800-579-1639	**Email: sendmaterial@proxyvote.com

**If requesting material by e-mail please send a blank e-mail with the 12 Digit Control# (located on the following page) in the subject line.

Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

ST. JUDE MEDICAL, INC.
ST. JUDE MEDICAL, INC. ATTN: INVESTOR RELATIONS ONE LILLEHEI PLAZA ST. PAUL, MN 55117

Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 28, 2008. Have your notice in hand when you access the web site and follow the instructions.

ST JUDE MEDICAL, INC.

The Annual Meeting for holders as of 3/12/08

is to be held on 5/9/08 9:30 a.m. CDT

at:	Minnesota History Center

345 Kellogg Boulevard West

St. Paul, MN 55102

For meeting directions, please call: (651) 483-4347 or visit: http://www.mnhs.org/historycenter/directions.htm

Voting items

1.	To elect four members of the Board of Directors, for terms ending in 2011. 01 - Richard R. Devenuti 02 - Stuart M. Essig 03 - Thomas H. Garrett III 04 - Wendy L. Yarno

2.	To approve the proposed amendments to the St. Jude Medical, Inc. 2007 Stock Incentive Plan.

3.	To approve the proposed amendment to the St. Jude Medical, Inc. Articles of Incorporation.

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008.

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

For instructions on how to vote on these matters, please see the “Notice Regarding the Availability of Proxy Materials”, which was mailed with this card.